                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                          PHARMCHEM LABORATORIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5)  Total fee paid:

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:
     (2)  Form, Schedule or Registration Statement No.:
     (3)  Filing Party:
     (4)  Date Filed:

May 2, 2000

Dear Shareholders:

     Enclosed is a duplicate set of Proxy Materials for our Shareholders Meeting scheduled on May 16, 2000. The enclosures are identical to the materials previously mailed to you on or about April 17, 2000, except that the enclosed [BLUE] Proxy Card is a different color from the Proxy Card previously mailed.

     This second proxy solicitation is being made because the Proxy Materials previously sent to you and some other shareholders were inadvertently mailed prior to submission of the Definitive Proxy Statement to the Securities and Exchange Commission (SEC) on April 20, 2000. Proxy solicitation rules specify that Proxy Materials not be mailed to shareholders before the Definitive Proxy Statement has been submitted to the SEC.

     We are requesting that you again vote your shares by marking each of the boxes, sign your name(s) and return the Proxy Card in the envelope provided. YOUR VOTE ON THE PROXY CARD PREVIOUSLY SENT TO YOU WILL NOT BE COUNTED AT THE SHAREHOLDERS MEETING.

     We apologize for any inconvenience resulting from this second mailing, but we wanted to assure that our proxy solicitation conformed to all applicable legal requirements.

     THERE HAVE BEEN NO CHANGES TO THE PROXY STATEMENT, BALLOT OR ANNUAL REPORT PREVIOUSLY SENT TO YOU.

     Thank you for your cooperation.

                                          Very truly yours,

                                          /s/ David A. Lattanzio
                                          --------------------------------------
                                          David A. Lattanzio
                                          Secretary
DAL/vlf
Enclosure

                                 PHARMCHEM LOGO

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 16, 2000

TO THE SHAREHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of PharmChem Laboratories, Inc., a California corporation (the "Company"), will be held on May 16, 2000, at 10:00 a.m., local time, at the Sheraton Hotel, 1100 North Mathilda Avenue, Sunnyvale, California 94089 for the following purposes:

          1. To elect directors to serve for the ensuing year and until their successors are duly elected and qualified.

          2. To change the state of incorporation of the Company from California to Delaware.

          3. To ratify the appointment of KPMG LLP as independent public accountants for the Company for the 2000 fiscal year.

          4. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only shareholders of record at the close of business on April 3, 2000, are entitled to notice of and to vote at the Annual Meeting.

     All shareholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the Annual Meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any shareholder attending the Annual Meeting may vote in person even if such shareholder has returned a proxy.


                                          David A. Lattanzio

                                          Secretary

Menlo Park, California

April 14, 2000


                                   IMPORTANT:

     Whether or not you plan to attend the Annual Meeting, you are requested to complete and promptly return the enclosed proxy in the envelope provided.

                                 PHARMCHEM LOGO


                              1505-A O'BRIEN DRIVE
                          MENLO PARK, CALIFORNIA 94025

                            ------------------------

                            PROXY STATEMENT FOR 2000

                         ANNUAL MEETING OF SHAREHOLDERS

                            ------------------------

     The enclosed proxy is solicited by the Board of Directors of PharmChem Laboratories, Inc. (the "Company") for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on Tuesday, May 16, 2000, at 10:00 a.m., local time, and at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the Sheraton Hotel, 1100 North Mathilda Avenue, Sunnyvale, California 94089. The Company's principal executive offices are located at 1505-A O'Brien Drive, Menlo Park, California 94025 and the Company's telephone number is (650) 328-6200.


     The proxy solicitation materials were mailed on or about April 14, 2000, to all shareholders entitled to vote at the Annual Meeting.


                 INFORMATION CONCERNING SOLICITATION AND VOTING

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

RECORD DATE


     Shareholders of record at the close of business on April 3, 2000, are entitled to notice of the Annual Meeting and to vote at the Annual Meeting. At the record date, 5,822,123 shares of the Company's Common Stock were issued and outstanding.


VOTING AND SOLICITATION; QUORUM

     Each shareholder of record as of the record date is entitled to one vote for each share held. A majority of the shares outstanding on the record date constitutes the quorum required to transact business at the Annual Meeting.

     With respect to the election of directors, shareholders have cumulative voting rights, which means that each shareholder has that number of votes equal to the number of shares held multiplied by the number of directors to be elected. Each shareholder may give all such votes to one candidate or distribute such shareholder's votes among the candidates as the shareholder chooses. However, the right to cumulate votes may not be exercised until the candidate or candidates have been nominated and a shareholder has given notice at the Annual Meeting of the shareholder's intention to vote cumulatively. If any shareholder present at the Annual Meeting gives such notice, all shareholders may cumulate their votes. The candidates receiving the highest number of votes of shares entitled to vote for them, up to the number of directors to be elected, will be elected. Votes withheld will be counted for the purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting, but will have no other legal effect upon the election of directors under California law. The Company seeks discretionary authority to cumulate votes in the event that additional persons are nominated at the Annual Meeting for the election of directors. In the event that cumulative voting is invoked, the proxy holders intend to cast the votes covered by the proxies received by them in such a manner under cumulative voting as they believe will ensure the election of as many of the Company's nominees as possible.

     With respect to Proposal 2 to change the Company's state of incorporation, such proposal must be approved by the affirmative vote of the holders of a majority of the outstanding shares of the Company's Common Stock. Approval of Proposal 3 to ratify the Company's independent public accountants requires the affirmative vote of a majority of the shares of the Company's Common Stock present in person or represented by proxy at the Annual Meeting.

     While there is no definitive statutory or case law authority in California as to the proper treatment of abstentions and broker non-votes, the Company believes that both abstentions and broker non-votes should be counted for purposes of determining whether a quorum is present at the Annual Meeting. Abstentions and broker non-votes will not be counted for the purposes of determining the outcome of the vote on the election of directors or the proposal to ratify the appointment of the Company's independent public accountants. Since the required vote for the approval of Proposal 2 is based upon the number of outstanding shares, rather than upon shares present or voted at the Annual Meeting, abstentions and broker non-votes will have the effect of a vote against Proposal 2.

     An automated system administered by the Company's transfer agent tabulates the proxies received prior to the date of the Annual Meeting. Proxies received on the date of the Annual Meeting at or prior to the time of voting are tabulated manually by a representative of the transfer agent.

     The cost of soliciting proxies will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone or facsimile. The Company may also retain a professional solicitor to assist in the solicitation of proxies, at a cost estimated not to exceed $4,000 plus out-of-pocket expenses.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS


     Proposals of shareholders of the Company which are intended to be presented by such shareholders at the Company's 2001 Annual Meeting of Shareholders must be received by the Company no later than December 15, 2000 in order to be considered for inclusion in the proxy statement and form of proxy relating to that meeting. The Company's By-laws provide that, to be timely, a shareholder's notice of a proposal (whether or not for inclusion in the proxy statement and form of proxy) or director nomination to be presented at an annual meeting must be delivered to and received by the Secretary of the Company at least ninety days in advance of the anniversary date of the preceding year's annual meeting. Such advance notice must be delivered to and received by the Secretary of the Company no later than February 15, 2001 in order to be timely for the 2001 Annual Meeting of Shareholders. The By-laws of the Company further require that such a proposal, among other things, include a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting and the age, address and principal occupation or employment of a nominee for director.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the beneficial ownership of the Company's Common Stock as of January 31, 2000, by all persons known to the Company to be the beneficial owners of more than 5% of the Company's Common Stock, by each director, by the Chief Executive Officer, by each of the four most highly compensated executive officers other than the Chief Executive Officer, and by all directors and executive officers as a group. Such figures are based upon information furnished by the persons named.


                                                               NUMBER      PERCENT OF
                            NAME                              OF SHARES      TOTAL
                            ----                              ---------    ----------
Palo Alto Investors(1)......................................  1,380,100       23.8%
  470 University Avenue
  Palo Alto, CA 94301
Prism Partners I, L.P.(2)...................................    576,200        9.9%
  909 Montgomery Street, Suite 400
  San Francisco, CA 94133
Botti Brown Asset Management, LLC(3)........................    553,850        9.5%
  One Montgomery Street, Suite #3300
  San Francisco, CA 94104
Banner Partners(4)..........................................    516,183        8.9%
  3000 Sand Hill Road
  Building #1, Suite 190
  Menlo Park, CA 94025
Micro Cap Partners, L.P.(5).................................    514,500        8.9%
  470 University Avenue
  Palo Alto, CA 94301
Willow Creek Capital Management(6)..........................    489,800        8.4%
  17 East Sir Francis Drake Boulevard, Suite 100
  Larkspur, CA 94939
Spring Point Partners,L.P.(7)...............................    375,450        6.5%
  One Montgomery Street, Suite #3300
  San Francisco, CA 94104
Dimensional Fund Advisors Inc.(8)...........................    333,600        5.7%
  1299 Ocean Avenue, 11th Floor
  Santa Monica, CA 90401
Joseph W. Halligan(9).......................................    194,241        3.3%
Neil A. Fortner(10).........................................     64,583        1.1%
David A. Lattanzio(11)......................................     78,000        1.4%
Elizabeth M. Lison(12)......................................     19,500          *
Joseph L. Kurta (13)........................................     12,500          *
Richard D. Irwin (14).......................................    132,235        2.3%
Donald R. Stroben(15).......................................      5,585          *
All executive officers and directors as a group (7              506,644        8.7%
  persons)..................................................


---------------
  *  Less than 1.0%

 (1) William L. Edwards, the president and controlling shareholder of Palo Alto Investors, may be deemed to be a beneficial owner of the shares of which Palo Alto Investors is deemed to be a beneficial owner. Palo Alto Investors is deemed a beneficial owner by virtue of its voting and dispositive power with respect to such shares, as an investment adviser managing discretionary accounts for the benefit of third persons or as a general partner of partnerships holding such shares. Palo Alto Investors and Mr. Edwards have shared voting and dispositive power with respect to 432,700 of such shares and Mr. Edwards has sole voting power with respect to 53,800 of these shares held by Mr. Edwards individually. Of these shares, 379,100 shares are held and managed for the benefit of Banner Partners and have also been included in the number of shares beneficially owned by Banner Partners (footnote 4 below), and

     514,500 shares are held and managed for the benefit of Micro Cap Partners, L.P. and have also been included in the number of shares beneficially owned by Micro Cap Partners, L.P. (footnote 5 below).

 (2) Weintraub Capital Management, an investment adviser to and general partner of Prism Partners I, and Jerald M. Weintraub, managing general partner of Weintraub Capital Management, may be deemed to be beneficial owners of the shares held by Prism Partners I, L.P. Prism Partners I, L.P., Jerald M. Weintraub and Weintraub Capital Management have shared voting and dispositive power with respect to all of such shares.

 (3) John D. Botti and Donald S. Brown, the controlling members of Botti Brown Asset Management, LLC, may be deemed to be beneficial owners of the shares held by Botti Brown Asset Management, LLC, a registered investment advisor. John D. Botti, Donald S. Brown and Botti Brown Asset Management, LLC have shared voting and dispositive power with respect to all of such shares and share voting and dispositive power with respect to 375,450 of the shares with Spring Point Partners, L.P., of which Donald S. Brown and John D. Botti are the managing partners. Botti Brown Asset Management, LLC holds and manages the 375,450 shares for the benefit of Spring Point Partners, L.P. (footnote 7 below).

 (4) Of these shares, 379,100 shares are held and managed for the benefit of Banner Partners by Palo Alto Investors. Banner Partners has shared voting and dispositive power with respect to such shares. Such shares have also been included in the number of shares beneficially owned by Palo Alto Investors. See footnote 1 above. Independently of Palo Alto Investors, Banner Partners owns an additional 137,083 shares of the Company. Banner Partners has sole voting and dispositive power with respect to such shares. As general partners of Banner Partners, William C. Edwards and Alan R. Brudos may be deemed to be beneficial owners of shares beneficially owned by Banner Partners.

 (5) These shares are held and managed for the benefit of Micro Cap Partners, L.P. by Palo Alto Investors, the general partner of Micro Cap Partners, L.P. Micro Cap Partners, L.P. has shared voting and dispositive power with respect to such shares. Such shares have also been included in the number of shares beneficially owned by Palo Alto Investors. See footnote 1 above.

 (6) Aaron H. Braun, the controlling shareholder of Willow Creek Capital Management, may be deemed to be a beneficial owner of the shares held by Willow Creek Capital Management, an investment advisor. Willow Creek Capital Management and Aaron H. Braun have shared voting and dispositive power with respect to all of such shares.

 (7) Botti Brown Asset Management, L.L.C holds and manages all of these shares for the benefit of Spring Point Partners, L.P. Such shares have also been included in the number of shares beneficially owned by Botti Brown Asset Management, L.L.C. See footnote 3 above.

 (8) Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, furnishes investment advice to four registered investment companies, and serves as investment manager to certain other commingled group trusts and separate accounts. Dimensional has sole voting and dispositive power with respect to all of such shares and is deemed to have beneficial ownership of all of such shares. Dimensional disclaims such beneficial ownership.

 (9) These shares include 5,000 owned directly by Mr. Halligan and 189,241 which are purchasable by Mr. Halligan within 60 days of January 31, 2000, pursuant to outstanding options. Mr. Halligan is a director and chief executive officer of the Company.

(10) These shares are purchasable by Mr. Fortner within 60 days of January 31, 2000, pursuant to outstanding options. Mr. Fortner is an executive officer of the Company.

(11) These shares include 3,000 owned directly by Mr. Lattanzio and 75,000 which are purchasable by Mr. Lattanzio within 60 days of January 31, 2000, pursuant to outstanding options. Mr. Lattanzio is an executive officer of the Company.

(12) These shares are purchasable by Ms. Lison within 60 days of January 31, 2000, pursuant to outstanding options. Ms. Lison is an executive officer of the Company.

(13) These shares are purchasable by Mr. Kurta within 60 days of January 31, 2000, pursuant to outstanding options. Mr. Kurta is an executive officer of the Company.

(14) These shares include 19,000 owned directly by Mr. Irwin and 13,229 shares purchasable within 60 days of January 31, 2000, pursuant to outstanding options. These shares also include 37,386 shares held by partnerships of which Mr. Irwin is the general partner, 6,605 shares held by a corporation in which Mr. Irwin is a director, officer and controlling shareholder, 6,015 shares held by a revocable trust of which Mr. Irwin is the trustee and 50,000 shares held in the Virginia Irwin Charitable Remainder Unitrust of which Mr. Irwin is the trustee. Mr. Irwin has sole voting and dispositive power with respect to all of such shares. Mr. Irwin is a director of the Company.

(15) These shares include 1,835 owned by a revocable trust of which Mr. Stroben is trustee and 3,750 which are purchasable by Mr. Stroben within 60 days of January 31, 2000, pursuant to outstanding options. Mr. Stroben is a director of the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers and the holders of 10% or more of the Company's Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of equity securities of the Company. Based upon a review of Forms 3 and 4, and written representations of the Company's directors, executive officers and 10% shareholders that Forms 5 were not required to be filed by them, the Company believes that all reports required pursuant to Section 16(a) with respect to the 1999 fiscal year were timely filed.

                 REPORT OF THE OFFICERS COMPENSATION COMMITTEE
                           OF THE BOARD OF DIRECTORS

     The Officers Compensation Committee of the Board of Directors reviews and approves salaries, bonuses and other benefits payable to the Company's executive officers and administers the Company's 1988 Incentive Stock Plan (which expired in 1998), the 1997 Equity Incentive Plan and the 1992 Director Option Plan with respect to officers and directors. The Officers Compensation Committee is composed of two non-employee directors.

     The philosophy used by the Officers Compensation Committee in establishing compensation for executive officers, including the Chief Executive Officer, is to attract and retain key personnel through the payment of competitive base salaries, annual bonuses and housing allowances and the granting of stock options. Where appropriate, relocation benefits are paid to attract key individuals.

     Salaries of executive officers have been negotiated between the Company and each executive officer, and were influenced by such factors as salaries paid by similar companies for similar positions, the skills, training and experience of the individual executive officer, the availability of persons with similar abilities and the geographic location of the Company's offices. The companies that the Officers Compensation Committee considers to be similar to the Company for purposes of making such determination are principally those companies against which the Company competes for executive personnel, namely, other companies (two of which comprise the peer group index on page 11) in the business of providing drug testing, clinical testing and related services. The Officers Compensation Committee also reviews salaries of executive officers of companies outside the industry located in the Silicon Valley of Northern California and companies whose size approximates that of the Company. The Officers Compensation Committee believes that it has an adequate knowledge of the compensation levels of such other companies as a result of information gathered through information available to the public, recruitment efforts and compensation negotiations directed at candidates employed by such other companies, as well as data gathered from time to time by independent consultants (including a study by a national compensation group of compensation paid in 1999 in related industries) and as a result of interactions between the Company's personnel and the personnel of such other companies. Based on the information it has been able to gather with respect to companies in the business of providing drug testing, clinical testing and related services, the Officers Compensation Committee believes that the salaries of the Company's executive officers are below the mean of the executive salary levels of such other companies. The Company's headquarters and main laboratory are located in the Silicon Valley of Northern California.

This area's unemployment rate ranks below that of the nation as well as that of the entire State of California. Furthermore, the cost of living is one of the highest in the United States. Accordingly, the recruitment and retention of key employees (including executive officers) is subject to intense competition which often makes it quite difficult to locate, hire and/or retain qualified personnel. The Officers Compensation Committee, therefore, also takes these factors into consideration when evaluating salary increases and bonus awards.

     In its annual review and adjustment of executive officers' salaries, the Officers Compensation Committee takes into account primarily the performance of the individual executive officer during the prior year, increases in the cost of living, and the executive officer's participation in strategic projects of long-term benefit to the Company such as improvement of laboratory process-flow programs, turn around time, cost reduction programs, increases in average selling prices and gross margins, product sales as a percentage of total sales and profitability. In determining the Company's ability to increase salaries paid to its executive officers, the Officers Compensation Committee also takes into account the operating results and overall operations of the Company as a whole. In determining the salary increase and bonus of any particular executive officer, the Officers Compensation Committee takes into account those elements of the Company's operations within the scope of authority of the particular executive. The emphasis placed on any particular element of the Company's operations depends on the nature of the executive officer's responsibilities. For example, revenues, product sales and average selling prices are scrutinized more closely in setting the compensation level of an officer in charge of sales or customer service functions than an officer in charge of laboratory operations or scientific matters. The consideration of additional factors and the weight given to any particular factor are within the discretion of the Officers Compensation Committee.

     The Officers Compensation Committee believes that, because the Chief Executive Officer is responsible for the overall operations of the Company, his personal performance should be judged based on the performance of the Company as a whole, determined primarily by reference to the Company's operating results and net income, and his contributions to the long-term success of the Company. Adjustments to the Chief Executive Officer's salary are influenced accordingly.

     The Officers Compensation Committee has traditionally taken a conservative approach to salary increases, choosing to provide incentives to executive officers primarily through the Company's bonus plan and stock options. Total compensation to executive officers in 1999, based on the "Salary," "Bonus," "Other Annual Compensation" and "All Other Compensation" captions in the Summary Compensation Table which follows, increased 27.5% from the prior year. The total compensation paid to Mr. Halligan in 1999 represented a 26.7% increase over the compensation paid to Mr. Halligan in 1998. The increase in total compensation paid to all executive officers as well as that of Mr. Halligan is principally the result of the $167,000 increase in bonuses earned in 1999. The higher bonus is based on the Company achieving or exceeding goals established for 1999.

     Under the Company's bonus plan, employees, including executive officers, are eligible to receive an annual bonus at the end of each year if financial targets relating to average selling prices, gross profit margin, operating income, cash flow and return on invested capital and other non-financial targets set annually by the Officers Compensation Committee are achieved. In the past, the Officers Compensation Committee has authorized the payment of bonuses even when these targets were not fully met and may decide to do so again in the future, particularly when such payments are deemed appropriate to retain key personnel as described above. Since these targets for 1999 were achieved or exceeded, bonuses were paid at an increased level over 1997 and 1998 as determined by the Officers Compensation Committee. The portion of the bonus pool set aside for executive officers, and the allocation of that amount among the executive officers, is set by the Officers Compensation Committee after considering the report of the Chief Executive Officer regarding individual performance and contribution. For 1999, the aggregate amount paid under the bonus plan to executive officers was 42.4% of the aggregate base salaries paid to executive officers compared to 25.7% in 1998 and 16.6% in 1997. Bonus payments to executive officers for 1999 were based upon each individual's performance as well as the overall results of the Company. The overall results of the Company include the ongoing installation of a new infrastructure to position the Company to move forward and seize upon sales opportunities more quickly and efficiently, the introduction of laboratory improvement/process-flow programs, the introduction of web-based services, and increases in average selling prices, gross profit margin, product sales and operating income. Based upon the information available to the Company with respect to companies in the business of providing drug testing, clinical testing and related services, the Officers Compensation Committee believes that the total compensation (including salaries and bonuses) of the Company's executive officers is below the mean of total compensation levels of such other companies.

     Options and stock purchase rights were granted under the Company's 1988 Incentive Stock Plan (which expired in 1998) and are granted under the 1997 Equity Incentive Plan (the "Plans") in order to give employees a stake in the long term success of the Company. Awards to executive officers are generally made at the time of their employment with the Company, and from time to time thereafter within the discretion of the Officers Compensation Committee. The factors considered by the Officers Compensation Committee in determining the timing of grants under the Plans, and the number of shares subject thereto, are similar to the factors considered by the Officers Compensation Committee in adjusting base salary.

     Options granted in fiscal 1999 to purchase common shares of the Company were as follows:

                 NAME                                 POSITION                  NO. OF SHARES
                 ----                                 --------                  -------------
Neil A. Fortner.......................  Vice President, Laboratory Operations      10,000
Joseph L. Kurta.......................  Vice President, Sales and Marketing        10,000
Elizabeth M. Lison....................  Vice President, Customer Service           10,000

     Option grants under the Company's 1992 Director Option Plan are automatic and nondiscretionary.

     Monthly housing allowances have been approved for certain executive officers, including the Company's Chief Executive Officer, in recognition of the high cost of living in the area in which the Company is located.

     The Officers Compensation Committee has considered the potential future effects of Section 162(m) of the Internal Revenue Code of 1986, as amended, which limits the deductibility by corporations of executive compensation in excess of $1 million per executive per year. The Officers Compensation Committee currently does not intend to adopt a policy attempting to qualify any portion of the compensation paid to its executive officers for an exemption from the deductibility limitations of Section 162(m). The non-equity based compensation paid to the Chief Executive Officer and the four highest paid other executive officers in fiscal year 1999, and expected to be paid in fiscal year 2000, does not exceed $1 million for any individual.

                                          Richard D. Irwin
                                          Donald R. Stroben

                      EXECUTIVE OFFICERS AND COMPENSATION

EXECUTIVE OFFICERS OF PHARMCHEM

     Information listed under the caption "Executive Officers of PharmChem" at the end of Part I of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, as filed with the Securities and Exchange Commission, is incorporated in this Proxy Statement by reference.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Officers Compensation Committee of the Company's Board of Directors is composed of two non-employee directors, Richard D. Irwin and Donald R. Stroben. No interlocking relationship exists between the Company's Board of Directors or Officers Compensation Committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

CERTAIN TRANSACTIONS

     In connection with his relocation at the time of accepting employment with the Company in July 1991, the Board approved a loan from the Company to Neil A. Fortner, Vice President, Laboratory Operations, in the amount of $109,000 (the "Fortner Loan") for the purpose of purchasing a primary residence. In lieu of interest payments on the Fortner Loan, the Company is entitled to 25% of the net proceeds upon the sale of such residence. The Fortner Loan is evidenced by a loan agreement and promissory note, and is secured by a Deed of Trust on the primary residence. During 1999, the maximum principal amount outstanding under the Fortner Loan was $109,000, and the amount outstanding as of December 31, 1999, was $109,000. The Board also approved payment of monthly housing allowances to Mr. Halligan, Mr. Fortner and Mr. Lattanzio in recognition of the high cost of living in the area in which the Company is located. Such allowances during 1999 totaled $15,708 for Mr. Halligan, $35,237 for Mr. Fortner and $27,600 for Mr. Lattanzio.

CASH COMPENSATION

                           SUMMARY COMPENSATION TABLE

     The following table sets forth the compensation paid, with respect to the three most recent fiscal years, to the Chief Executive Officer and the four most highly compensated executive officers other than the Chief Executive Officer who were serving as executive officers at the end of fiscal 1999.


                                                                                      LONG TERM
                                                                                    COMPENSATION
                                                                                       AWARDS
                                                                                   ---------------
                                                                                      NUMBER OF
                                                   ANNUAL COMPENSATION                SHARES OF
                                         ---------------------------------------    COMMON STOCK
                                                                    OTHER ANNUAL     UNDERLYING       ALL OTHER
                                                SALARY     BONUS    COMPENSATION   OPTIONS GRANTED   COMPENSATION
      NAME AND PRINCIPAL POSITION        YEAR     ($)       ($)        ($)(1)          (#)(2)            ($)
      ---------------------------        ----   -------   -------   ------------   ---------------   ------------
Joseph W. Halligan.....................  1999   292,347   145,000      15,708                0          1,962(3)
  President and Chief                    1998   260,961    80,000      15,708          378,480          2,558(4)
  Executive Officer                      1997   250,000    55,000           0                0          2,386(5)
Neil A. Fortner........................  1999   123,613    50,000      35,237           10,000          5,216(6)
  Vice President, Laboratory             1998   107,538    25,000      35,237           30,000          4,345(7)
  Operations                             1997   104,845    15,000      35,237                0          4,145(8)
Joseph L. Kurta........................  1999   124,422    38,000       4,361           10,000          5,877(9)
  Vice President, Sales and              1998    93,289    15,000       4,361           20,000          2,320(10)
  Marketing
David A. Lattanzio.....................  1999   156,157    74,000      27,600                0          5,062(11)
  Vice President, Chief Financial        1998   140,114    40,000      27,600          150,000          4,001(12)
  Officer and Secretary                  1997   135,000    35,000           0                0          3,306(13)
Elizabeth M. Lison.....................  1999   132,960    45,000           0           10,000          4,903(14)
  Vice President, Customer               1998   118,654    25,000       7,500           26,000          3,372(15)
  Service                                1997   118,654    15,000      15,000                0          2,375(16)


---------------
 (1) Housing allowances in the case of Messrs. Halligan, Fortner and Lattanzio and Ms. Lison, and an auto allowance in the case of Mr. Kurta.

 (2) Includes shares underlying options granted on March 24, 1998 in connection with "repriced" options as more fully described below.

 (3) Includes $1,367, $504, and $91 for the Company portion of health insurance, group term life insurance and long-term disability premiums, respectively.

 (4) Includes $1,972, $504, and $82 for the Company portion of health insurance, group term life insurance and long-term disability premiums, respectively.

 (5) Includes $1,800, $504 and $82 for the Company portion of health insurance, group term life insurance and long-term disability premiums, respectively.

 (6) Includes $4,015, $447, and $91 for the Company portion of health insurance, group term life insurance and long-term disability premiums, respectively, and $663 for the Company matching contribution to the 401(k) plan.

 (7) Includes $3,446, $366, and $91 for the Company portion of health insurance, group term life insurance and long-term disability premiums, respectively, and $442 for the Company matching contribution to the 401(k) plan.

 (8) Includes $3,132, $356 and $82 for the Company portion of health insurance, group term life insurance and long-term disability premiums, respectively, and $575 for the Company matching contribution to the 401(k) plan.

 (9) Includes $5,359, $427, and $91 for the Company portion of health insurance, group term life insurance and long-term disability premiums, respectively.

(10) Includes $2,080, $194, and $46 for the Company portion of health insurance, group term life insurance and long-term disability premiums, respectively.

(11) Includes $3,603, $504, and $91 for the Company portion of health insurance, group term life insurance and long-term disability premiums, respectively, and $864 for the Company matching contribution to the 401(k) plan.

(12) Includes $2,891, $479, and $91 for the Company portion of health insurance, group term life insurance and long-term disability premiums, respectively, and $540 for the Company matching contribution to the 401(k) plan.

(13) Includes $2,645, $454 and $82 for the Company portion of health insurance, group term life insurance and long-term disability premiums, respectively, and $125 for the Company matching contribution to the 401(k) plan.

(14) Includes $3,603, $477, and $91 for the Company portion of health insurance, group term life insurance and long-term disability premiums, respectively, and $732 for the Company matching contribution to the 401(k) plan.

(15) Includes $2,404, $403, and $91 for the Company portion of health insurance, group term life insurance and long-term disability premiums, respectively, and $474 for the Company matching contribution to the 401(k) plan.

(16) Includes $1,805, $386 and $82 for the Company portion of health insurance, group term life insurance and long-term disability premiums, respectively, and $102 for the Company matching contribution to the 401(k) plan.

OPTIONS

     The following sets forth, as to the executive officers named in the Summary Compensation Table, certain information relating to options for the purchase of Common Stock granted and exercised during fiscal 1999, and held at the end of fiscal 1999.

OPTION GRANTS IN FISCAL 1999

     Options for the purchase of Common Stock granted to the executive officers during fiscal 1999 named in the Summary Compensation Table are presented below.

                                                                                               POTENTIAL REALIZABLE
                                                 INDIVIDUAL GRANTS                               VALUE AT ASSUMED
                         ------------------------------------------------------------------      ANNUAL RATES OF
                                                 % OF TOTAL                                        STOCK PRICE
                          NUMBER OF SHARES         OPTIONS                                       APPRECIATION FOR
                          OF COMMON STOCK          GRANTED        EXERCISE OR                     OPTION TERM(3)
                         UNDERLYING OPTIONS    TO EMPLOYEES IN    BASE PRICE     EXPIRATION    --------------------
                           GRANTED(#)(1)       FISCAL YEAR(2)       ($/SH)          DATE        5%($)       10%($)
                         ------------------    ---------------    -----------    ----------    --------    --------
Neil A. Fortner........        10,000             33 1/3%           $3.375        3/31/09      $21,230     $53,790
Joseph L. Kurta........        10,000             33 1/3%           $3.375        3/31/09      $21,230     $53,790
Elizabeth M. Lison.....        10,000             33 1/3%           $3.375        3/31/09      $21,230     $53,790

---------------
(1) All options vest in 48 equal monthly installments commencing one month following the date of grant.

(2) Total number of shares subject to options granted to employees in fiscal 1999 was 30,000, which excludes options granted to non-employee directors.

(3) The Potential Realizable Value is calculated based on the fair market value on the date of grant, which is equal to the exercise price of fiscal 1999 granted options, assuming that the stock appreciates in value from the date of grant until the end of the option term at the annual rate specified (5% and 10%). Potential Realizable Value is net of the option exercise price. The assumed rates of appreciation are specified in rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future stock price. Actual gains, if any, resulting from stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock and overall stock market conditions, as well as the option holder's continued employment through the vesting period. There can be no assurance that the amounts reflected in this table will be achieved.

OPTION EXERCISES IN FISCAL 1999 AND FISCAL 1999 YEAR-END OPTION VALUES

                                                                   NUMBER OF
                                                               SHARES OF COMMON
                                                               STOCK UNDERLYING        VALUE OF UNEXERCISED
                                    SHARES                    UNEXERCISED OPTIONS      IN-THE-MONEY OPTIONS
                                  ACQUIRED ON     VALUE          AT FY-END(#)              AT FY-END($)
                                   EXERCISE      REALIZED        EXERCISABLE/              EXERCISABLE/
              NAME                    (#)          ($)           UNEXERCISABLE             UNEXERCISABLE
              ----                -----------    --------    ---------------------    -----------------------
Joseph W. Halligan..............        0            0       165,585   /   212,895    $258,727   /   $332,648
Neil A. Fortner.................        0            0        62,083   /    27,917    $110,584   /   $ 27,491
Joseph L. Kurta.................        0            0        10,625   /    19,375    $ 14,727   /   $ 22,148
David A. Lattanzio..............        0            0        65,625   /    84,375    $102,539   /   $131,836
Elizabeth M. Lison..............        0            0        17,250   /    22,750    $ 26,578   /   $ 27,422

                  STOCKHOLDER RETURN PERFORMANCE PRESENTATION

     Set forth below is a line graph comparing the cumulative total returns for the five years ended December 31, 1999 of a $100 investment on December 31, 1994 in the Company's Common Stock, the Standard & Poors Small Cap 600 Composite Index and a peer group of companies selected by the Company. The graph assumes that all dividends, if any, were reinvested. The companies comprising the peer group are Psychemedics Corporation and Medtox Scientific, Inc., which the Company believes are the only companies providing substantially comparable services to those of the Company.

                                                 PHARMCHEM LABORATORIES,                                    S&P SMALL CAP 600
                                                          INC.                  PEER GROUP INDEX             COMPOSITE INDEX
                                                 -----------------------        ----------------            -----------------
1994                                                     100.00                      100.00                      100.00
1995                                                     225.00                      140.87                      129.96
1996                                                     268.75                      126.03                      157.67
1997                                                     131.25                      120.80                      198.01
1998                                                     231.25                      104.39                      195.42
1999                                                     165.60                      114.44                      219.66

                                 PROPOSAL ONE:

                             ELECTION OF DIRECTORS

NOMINEES

     A board of three (3) directors is to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's three (3) nominees named below. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting of Shareholders or until a successor has been elected and qualified.

                                        DIRECTOR
             NAME                AGE     SINCE                    PRINCIPAL OCCUPATION
             ----                ---    --------                  --------------------
Joseph W. Halligan.............  55       1995      President and Chief Executive Officer of the
                                                    Company
Richard D. Irwin...............  64       1987      President of Grumman Hill Associates, Inc.
Donald R. Stroben..............  69       1998      Private Investor

     Mr. Halligan has been President and Chief Executive Officer of the Company since November 1995. From 1988 to 1995, Mr. Halligan was President and CEO of E.S.I. Consulting Group, a private consulting practice, specializing in advising and operating high growth, consumer and service oriented companies. Before forming his consulting practice, Mr. Halligan served from 1983 to 1987 as President and CEO of a privately-held company, Laura Scudder's, Inc. From 1969 to 1983, Mr. Halligan served as Senior Vice President of Fotomat Corporation and President of its subsidiary, Video Services of America.

     Mr. Irwin has been Chairman of the Board of Directors of the Company since November 1995. Mr. Irwin is a co-founder and President of Grumman Hill Associates, Inc. ("Grumman Hill"), a venture capital firm headquartered in New Canaan, Connecticut. Prior to founding Grumman Hill in 1985, he served as a Managing Director of Dillon, Read & Co., Inc. from 1983 to 1985. Mr. Irwin is a member of the board of directors of Broadwing, Inc.

     Mr. Stroben has been a Director since May 1998. From 1981 to 1999, Mr. Stroben was Managing General Partner of Princeton/Montrose Partners, a venture capital partnership headquartered in Solana Beach, California. Mr. Stroben is currently a private investor and director of several private companies.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors of the Company held a total of six meetings during the fiscal year ended December 31, 1999. Each director attended all of the meetings of the Board of Directors held during fiscal year 1999 and all of the meetings held by all committees of the Board of Directors on which he served.

     The Audit Committee, which consists of Messrs. Stroben and Irwin, met once during fiscal year 1999. The functions of the Audit Committee are to recommend selection of independent public accountants to the Board of Directors, to review the scope and results of the year-end audit with management and the independent public accountants and to review the Company's accounting principles and its system of internal accounting controls.

     The Officers Compensation Committee, which consists of Messrs. Stroben and Irwin, met once during fiscal year 1999. The function of the Officers Compensation Committee is to review and approve salaries, bonuses and other benefits payable to the Company's executive officers and to administer the Company's 1988 Incentive Stock Plan (under which no further options may be granted), 1997 Equity Incentive Plan and 1992 Director Option Plan. See "Report of the Officers Compensation Committee of the Board of Directors."

     The Company does not have a nominating committee.

COMPENSATION

     Each Board member who is not also an employee of the Company has the right to a fee of $1,000 per meeting attended in consideration of services as a director. Board members are also reimbursed for their expenses for each meeting attended. Under the Company's 1992 Director Option Plan each non-employee director annually receives an option to purchase 10,000 shares of Common Stock. On November 30, 1999 and February 18, 2000, the Director Option Plan was amended to (a) change the date of the annual automatic option grant from January 1 to March 1; (b) extend the term of the plan from March 31, 2002 to March 31, 2004;
(c) establish ten years as the term of the new grants commencing in 2000; and
(d) increase the number of shares subject to the annual option from 5,000 to 10,000. The exercise price of options granted under the 1992 Director Option Plan is the fair market value at the date of grant. Except as described above, directors do not receive additional compensation for their services as directors of the Company or as members of committees of the Board of Directors.

VOTE REQUIRED; RECOMMENDATION OF BOARD OF DIRECTORS

     With respect to the election of directors, shareholders have cumulative voting rights, which means that each shareholder has that number of votes equal to the number of shares held multiplied by the number of directors to be elected. Each shareholder may give all such votes to one candidate or distribute such shareholder's votes among the candidates as the shareholder chooses. However, the right to cumulate votes may not be exercised until the candidate or candidates have been nominated and a shareholder has given notice at the Annual Meeting of the shareholder's intention to vote cumulatively. If any shareholder present at the Annual Meeting gives such notice, all shareholders may cumulate their votes. The candidates receiving the highest number of votes of shares entitled to vote for them, up to the number of directors to be elected, will be elected. Votes withheld will be counted for the purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting, but will have no other legal effect upon the election of directors under California law. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE NOMINEES SET FORTH HEREIN.

                                 PROPOSAL TWO:

                          REINCORPORATION IN DELAWARE

INTRODUCTION

     For the reasons set forth below, the Board of Directors believes that it is in the best interests of the Company and its shareholders to change the state of incorporation of the Company from California to Delaware (the "Reincorporation"). Throughout this Proxy Statement, the term "PharmChem California" or the "Company" refers to PharmChem Laboratories, Inc., the existing California corporation, and the term "PharmChem Delaware" refers to the new Delaware corporation, PharmChem, Inc., a Delaware corporation and a wholly owned subsidiary of PharmChem California, which is the proposed successor to PharmChem California in the Reincorporation. Shareholders should note that the name of the new Delaware corporation will be PharmChem, Inc. rather than PharmChem Laboratories, Inc., the name of the California corporation.

     SHAREHOLDERS ARE URGED TO READ CAREFULLY THIS SECTION OF THE PROXY STATEMENT, INCLUDING THE RELATED EXHIBITS REFERENCED BELOW AND ATTACHED TO THIS PROXY STATEMENT, BEFORE VOTING ON THE REINCORPORATION.

     As discussed below, the principal reasons for the Reincorporation are the greater flexibility of Delaware corporate law and the substantial body of case law interpreting that law, as well as the increased ability of the Company to attract and retain qualified directors and officers. The Company believes that its shareholders will benefit from the well established principles of corporate governance that Delaware law affords. The Reincorporation is not being proposed in order to prevent any specific unsolicited takeover attempt, and the Board of Directors is not aware of any present attempt by any person to acquire control of the Company, obtain representation on the Board of Directors or take any action that would materially affect the governance of the Company.

     The Reincorporation will be effected by merging PharmChem California into PharmChem Delaware (the "Merger"). Upon completion of the Merger, PharmChem California will cease to exist as a corporate entity and PharmChem Delaware will continue to operate the business of the Company under a new name, PharmChem, Inc.

     Pursuant to the Agreement and Plan of Merger, in substantially the form attached hereto as Appendix A (the "Merger Agreement"), each outstanding share of PharmChem California Common Stock, no par value per share (the "Common Stock"), will be automatically converted into one share of PharmChem Delaware Common Stock, par value $0.001 per share, upon the effective date of the Merger. Each stock certificate representing issued and outstanding shares of PharmChem California Common Stock will continue to represent the same number of shares of Common Stock of PharmChem Delaware. IT WILL NOT BE NECESSARY FOR SHAREHOLDERS TO EXCHANGE THEIR EXISTING STOCK CERTIFICATES FOR STOCK CERTIFICATES OF PHARMCHEM DELAWARE. However, shareholders may exchange their certificates if they so choose. The Common Stock of PharmChem California is listed for trading on the Nasdaq National Market and, after the Merger, PharmChem Delaware's Common Stock will be traded on the Nasdaq National Market without interruption, under the same symbol ("PCHM") as the shares of PharmChem California Common Stock are currently traded.

     The Reincorporation has been unanimously approved by the Company's Board of Directors. If approved by the shareholders, it is anticipated that the Merger will become effective no later than 180 days (the "Effective Date") following the Annual Meeting of Shareholders. However, pursuant to the Merger Agreement, the Merger may be abandoned or the Merger Agreement may be amended by the Board of Directors (except that the principal terms may not be amended without shareholder approval) either before or after shareholder approval has been obtained and prior to the Effective Date if, in the opinion of the Board of Directors of the Company, circumstances arise which make it inadvisable to proceed under the original terms of the Merger Agreement. Shareholders of PharmChem California will have no appraisal rights with respect to the Merger.

     The discussion set forth below is qualified in its entirety by reference to the Merger Agreement, the Certificate of Incorporation of PharmChem Delaware and the By-laws of PharmChem Delaware, copies of which are attached hereto as Appendices A, B and C, respectively.

APPROVAL BY SHAREHOLDERS OF THE REINCORPORATION WILL CONSTITUTE APPROVAL OF THE MERGER AGREEMENT, THE CERTIFICATE OF INCORPORATION AND THE BYLAWS OF PHARMCHEM DELAWARE AND ALL PROVISIONS THEREOF, INCLUDING THE CHANGE OF NAME FROM PHARMCHEM LABORATORIES, INC. TO PHARMCHEM, INC.

VOTE REQUIRED AND RECOMMENDATION OF THE BOARD OF DIRECTORS

     Under California law, the affirmative vote of a majority of the outstanding shares of Common Stock of PharmChem California is required for approval of the Merger Agreement and the other terms of the Reincorporation. Approval of the Reincorporation will also constitute approval of (i) the Merger Agreement and the Certificate of Incorporation and the By-laws of PharmChem Delaware, including the change of name from PharmChem Laboratories, Inc. to PharmChem, Inc., (ii) the assumption of PharmChem California's employee benefit plans and stock option and incentive plans by PharmChem Delaware, (iii) the assumption of PharmChem California's Rights Agreement by PharmChem Delaware and the conversion of each Preferred Share Purchase Right of PharmChem California issued pursuant to such Rights Agreement to a Preferred Share Purchase Right of PharmChem Delaware, and (iv) the assumption by PharmChem Delaware of all other agreements to which PharmChem California is a party, including without limitation the indemnification agreements with its directors and officers.

                 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                       A VOTE "FOR" THE REINCORPORATION.

PRINCIPAL REASONS FOR THE PROPOSED REINCORPORATION

  Prominence, Predictability and Flexibility of Delaware Law

     The Board of Directors and management believe that it is essential to be able to draw upon well established principles of corporate governance in making legal and business decisions. The prominence and predictability of Delaware corporate law provide a reliable foundation on which the Company's governance decisions can be based, and the Company believes that shareholders will benefit from the responsiveness of Delaware corporate law to their needs and to those of the Company. For many years Delaware has followed a policy of encouraging incorporation in that state and, in furtherance of that policy, has been a leader in adopting, construing and implementing comprehensive, flexible corporate laws responsive to the legal and business needs of corporations organized under its laws. Many corporations have chosen Delaware initially as a state of incorporation and a number of public companies have obtained the approval of their shareholders to reincorporate in Delaware in a manner similar to that proposed by the Company. Because of Delaware's prominence as the state of incorporation for many major corporations, both the legislature and courts in Delaware have demonstrated an ability and a willingness to act quickly and effectively to meet changing business needs. The Delaware courts have developed considerable expertise in dealing with corporate issues, and a substantial body of case law has developed construing Delaware law and establishing public policies with respect to corporate legal affairs. As a result of these factors, it is anticipated that Delaware law will provide greater predictability in the Company's legal affairs than is presently available under California law.

  Well Established Principles of Corporate Governance

     There is substantial judicial precedent in the Delaware courts as to the legal principles applicable to measures that may be taken by a corporation and as to the conduct of the board of directors such as under the business judgment rule and other standards. The Company believes that its shareholders will benefit from the well established principles of corporate governance that Delaware law affords.

  Increased Ability to Attract and Retain Qualified Directors

     Both California and Delaware law permit a corporation to include a provision in its certificate of incorporation which reduces or limits the monetary liability of directors for breaches of fiduciary duty in certain circumstances. The increasing frequency of claims and litigation directed against directors and officers has greatly expanded the risks facing directors and officers of corporations in exercising their respective duties. The amount of time and money required to respond to such claims and to defend such litigation can be substantial. It is the Company's desire to reduce these risks to its directors and officers and to limit situations in which monetary damages can be recovered against directors so that the Company may continue to attract and retain qualified directors who otherwise might be unwilling to serve because of the risks involved. The Company believes that, in general, Delaware law provides greater protection to directors than California law and that Delaware case law regarding a corporation's ability to limit director liability is more developed and provides more guidance than California law.

NO CHANGE IN BUSINESS, MANAGEMENT OR OPERATIONS

     The Reincorporation will effect only a change in the legal domicile of the Company, a change in the name of the Company from PharmChem Laboratories, Inc. to PharmChem, Inc. and certain other changes of a legal nature which are described in this Proxy Statement. The Reincorporation will not result in any change in the business, management, fiscal year, assets or liabilities or location of the principal facilities of the Company. The three directors who will be elected at the Annual Meeting of Shareholders will become the directors of PharmChem Delaware. All employee benefit, stock option and incentive plans of PharmChem

California will be assumed and continued by PharmChem Delaware, and each option or right issued pursuant to such plans will automatically be converted into an option or right to purchase the same number of shares of PharmChem Delaware Common Stock, at the same price per share, upon the same terms, and subject to the same conditions. Shareholders should note that approval of the Reincorporation will also constitute approval of the assumption of these plans by PharmChem Delaware. Other employee benefit arrangements of PharmChem California will also be continued by PharmChem Delaware upon the terms and subject to the conditions currently in effect. After the merger, the shareholder rights plan, adopted by the Board of Directors of PharmChem California on November 30, 1999, will become the rights plan of PharmChem Delaware and all other agreements to which PharmChem California is a party, including without limitation indemnification agreements with its directors and officers, will be assumed by PharmChem Delaware. As noted above, after the Merger the shares of Common Stock of PharmChem Delaware will continue to be traded, without interruption, in the same principal market (the Nasdaq Stock Market) and under the same symbol ("PCHM") as the shares of Common Stock of PharmChem California are currently traded. The Company believes that the Reincorporation will not affect any of its material contracts with any third parties and that PharmChem California's rights and obligations under such material contractual arrangements will continue and be assumed by PharmChem Delaware.

ANTITAKEOVER EFFECTS

     Delaware, like many other states, permits a corporation to adopt a number of measures designed to reduce a corporation's vulnerability to unsolicited takeover attempts through amendment of the corporate charter or by-laws or otherwise. The Reincorporation is NOT being proposed in order to prevent any specific change in control, and the Board of Directors is not aware of any present attempt by any person to acquire control of the Company, obtain representation on the Board of Directors or take any action that would materially affect the governance of the Company.

     In the discharge of its fiduciary obligations to its shareholders, the Board of Directors has evaluated the Company's vulnerability to potential unsolicited bidders. In the course of such evaluation, the Board of Directors of the Company has considered certain defensive strategies designed to enhance the Board's ability to negotiate with an unsolicited bidder. These strategies include, but are not limited to, the adoption of a shareholder rights plan, the authorization of preferred stock, the rights and preferences of which may be determined by the Board of Directors ("Blank Check Preferred"), the elimination of cumulative voting, the elimination of the ability of shareholders to act by written consent without a meeting, and the elimination of the right of shareholders to call special meetings. The Board of Directors of PharmChem California adopted a shareholder rights plan on November 30, 1999. After the Merger, such shareholder rights plan will become a rights plan of PharmChem Delaware. While shareholder rights plans have not been tested in California, Delaware courts have approved the adoption of shareholder rights plans and the use of such plans by a board of directors to protect the long-term interests of stockholders from the dangers associated with hostile takeover attempts. The Reincorporation would provide greater certainty as to the validity of the rights plan. The establishment of Blank Check Preferred has been implemented by PharmChem California under California law and has been provided for by PharmChem Delaware under Delaware law. For a detailed discussion of all of the changes which will be implemented as part of the Proposed Reincorporation, see "Charters and By-laws of PharmChem California and PharmChem Delaware," and "Significant Differences Between the Corporation Laws of California and Delaware" below.

     Certain aspects of the Reincorporation may have the effect of deterring hostile takeover attempts. Section 203 of the Delaware General Corporation Law, from which PharmChem Delaware does not intend to opt out, restricts certain "business combinations" with "interested stockholders" for three years following the date that a person becomes an interested stockholder, unless the Board of Directors approves the business combination. See "Significant Differences Between the Corporation Laws of California and Delaware -- Stockholder Approval of Certain Business Combinations."

     The Board of Directors believes that unsolicited takeover attempts may be unfair or disadvantageous to the Company and its shareholders because, among other reasons: (i) a non-negotiated takeover bid may be timed to take advantage of depressed stock prices; (ii) a non-negotiated takeover bid may be designed to foreclose or minimize the possibility of more favorable competing bids or alternative transactions; and (iii) a non-negotiated takeover bid may involve the acquisition of only a controlling interest, without affording all shareholders the opportunity to receive the same economic benefits.

     By contrast, in a transaction in which a potential acquiror must negotiate with an independent board of directors, the board can and should take account of the underlying and long-term values of the Company's business and assets, the possibilities for alternative transactions on more favorable terms, possible advantages from a tax-free reorganization, anticipated favorable developments in the Company's business not yet reflected in the stock price and equality of treatment of all shareholders.

     Despite the belief of the Board of Directors as to the benefits to shareholders of the Reincorporation, it may be disadvantageous to the extent that it has the effect of discouraging a future takeover attempt which is not approved by the Board of Directors, but which a majority of the shareholders may deem to be in their best interests or in which shareholders may receive a substantial premium for their shares over the then current market price or over their cost basis in such shares. As a result of such effects of the Reincorporation, shareholders who might wish to participate in an unsolicited tender offer may not have an opportunity to do so. In addition, to the extent that provisions of Delaware law enable the Board of Directors to resist a takeover or a change in control of the Company, such provisions could make it more difficult to change the existing Board of Directors and management.

CHARTERS AND BY-LAWS OF PHARMCHEM CALIFORNIA AND PHARMCHEM DELAWARE

     The provisions of the PharmChem Delaware Certificate of Incorporation (the "Certificate") and By-laws (the "Delaware By-laws") are similar to those of the PharmChem California Amended and Restated Articles of Incorporation (the "Articles") and By-laws (the "California By-laws") in many respects. However, the Reincorporation includes the implementation of certain provisions in the Certificate and Delaware By-laws which alter the rights of shareholders and the powers of management. Some of these provisions have antitakeover implications, as described in this Proxy Statement. Approval by shareholders of the Reincorporation will constitute an approval of the inclusion in the Certificate and Delaware By-laws of each of the provisions described below. For a discussion of such changes, see also "Significant Differences Between the Corporation Laws of California and Delaware." This discussion of the Certificate and Delaware By-laws is qualified in its entirety by reference to Appendices B and C hereto, respectively.

  Increase in Authorized Shares

     The Articles currently authorize the Company to issue up to 10,000,000 shares of Common Stock and 2,000,000 shares of Preferred Stock, all of which are without par value. The Certificate provides that PharmChem Delaware will have 25,000,000 authorized shares of Common Stock, par value $0.001 per share, and 5,000,000 authorized shares of Preferred Stock, par value $0.001 per share. Like the Articles, the Certificate provides that the Board of Directors is entitled to determine the powers, preferences, designations and rights, and the qualifications, limitations or restrictions, of the authorized and unissued Preferred Stock. The Board of Directors has no immediate plans to issue additional shares of Common Stock (other than through the exercise of stock options) or Preferred Stock. However, the larger number of authorized shares provided for in the Certificate will provide PharmChem Delaware with the flexibility to undertake various types of transactions, including stock splits (in the form of stock dividends), financings, increases in the shares reserved for issuance pursuant to stock incentive plans, acquisitions or other corporate transactions not yet determined.

     The additional shares that would become available for issuance could also be used by PharmChem Delaware to oppose a hostile takeover attempt or delay or prevent changes in control or management. For example, without further stockholder approval, the Board could sell shares of Common Stock or Preferred Stock in a private transaction to purchasers who would oppose a takeover or favor the current Board. Although the proposed increase in the authorized Common Stock and Preferred Stock has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt, shareholders should be aware that approval of this proposal could facilitate future efforts by the Company to deter or prevent changes in control of the Company, including transactions in which the shareholders might otherwise receive a premium for their shares over then current market prices.

  Monetary Liability of Directors

     The Articles and the Certificate both provide for the elimination of personal monetary liability of directors to the fullest extent permissible under the laws of the respective states. The provision eliminating monetary liability of directors set forth in the Certificate is potentially more expansive than the corresponding provision in the Articles, in that the former incorporates future amendments to Delaware law with respect to the elimination of such liability. For a more detailed explanation of the foregoing, see "Significant Differences Between the Corporation Laws of California and Delaware -- Limitation of Liability."

  Size of Board of Directors

     The Certificate provides that the number of directors of PharmChem Delaware shall be such as from time to time shall be fixed by, or in the manner provided in, the Delaware By-laws. The Delaware By-laws provide for a Board of Directors consisting of not less than three (3) nor more than seven (7) directors with the exact number to be set by the Board in accordance with the provisions of the Delaware By-laws. The California By-laws provide for a Board of Directors consisting of not less than three (3) nor more than five (5) directors, within which the exact number is currently set at three (3) members. Under California law, although changes in the number of directors, in general, must be approved by a majority of the outstanding shares, the Board of Directors may fix the exact number of directors within a stated range set forth in the articles of incorporation or by-laws, if the stated range has been approved by the shareholders. Delaware law permits the board of directors acting alone, to change the authorized number of directors by amendment to the by-laws, unless the directors are not authorized to amend the by-laws or the number of directors is fixed in the certificate of incorporation (in which case a change in the number of directors may be made only by amendment to the certificate of incorporation following approval of such change by stockholders). The Certificate authorizes the Board of Directors to adopt, alter, amend or repeal the By-laws. Following the Reincorporation, the Board of Directors of PharmChem Delaware could amend the By-laws to change the size of the Board of Directors from three (3) directors without further stockholder approval. If the Reincorporation is approved, the three (3) directors of PharmChem California who are elected at the Annual Meeting of Shareholders will continue as the three
(3)directors of PharmChem Delaware after the Reincorporation is consummated and until their successors have been duly elected and qualified.

  Cumulative Voting for Directors

     Under California law, if any shareholder has given notice of an intention to cumulate votes for the election of directors, all shareholders may cumulate their votes. Cumulative voting means that each shareholder has that number of votes equal to the number of shares held multiplied by the number of directors to be elected. A shareholder may give all such votes to one candidate or distribute such shareholder votes among the candidates as the shareholder chooses. In the absence of cumulative voting, the holders of the majority of the shares present or represented at a meeting at which directors are to be elected would have the power to elect all the directors to be elected at such meeting, and no person could be elected without the support of the holders of the majority of shares present or represented at such meeting. Elimination of cumulative voting could make it more difficult for a minority stockholder adverse to a majority of the stockholders to obtain representation on the Company's Board of Directors. California corporations whose stock is listed on a national stock exchange or those included in the Nasdaq National Market, such as the Company, can also eliminate cumulative voting with shareholder approval. The Company has not sought shareholder approval to eliminate cumulative voting. Under Delaware law, cumulative voting in the election of directors is not mandatory, but is a permitted option. The Certificate does not provide for cumulative voting rights.

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

  Power to Call Special Meetings of Shareholders

     Under California law and the California By-laws, a special meeting of shareholders may be called by the Board of Directors, the chairman of the board, the president, or one or more shareholders holding shares entitled to cast not less than 10% of the votes at such meeting. Under Delaware law, a special meeting of stockholders may be called by the board of directors or any other person authorized to do so in the certificate of incorporation or the by-laws. The Delaware By-laws authorize a special meeting of stockholders to be called by the Board of Directors, the chairman of the board or the president, or a committee of the Board of Directors that has been duly designated by the Board of Directors and whose powers and authority include the power to call a special meeting of stockholders. Therefore, after the Reincorporation, holders of 10% or more of the voting shares of the Company will no longer be able to call a special meeting of stockholders. The Company believes this change is warranted as a prudent corporate governance measure to prevent an inappropriately small number of stockholders from prematurely forcing stockholder consideration of a proposal over the opposition of the Board of Directors by calling a special stockholders' meeting before the time that the Board believes such consideration to be appropriate or the next annual meeting (provided that the holders meet the notice requirements for consideration of a proposal). Such special meetings would involve substantial expense and diversion of board and management time which the Company believes to be inappropriate for an enterprise the size of the Company. The elimination of the right of shareholders to call special meetings means that a shareholder proposal, including a proposal to replace the Board, would be restricted to only annual meetings. Aside from the foregoing, no other change is contemplated in the procedures to call a special stockholders' meeting, although the Board of Directors could amend the Delaware By-laws without stockholder approval.

  Action Without a Meeting

     Under California law and the California By-laws, any action that may be taken at an annual or special meeting of shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, is signed by holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on that action were present and voted. Under Delaware law, unless otherwise provided in a company's certificate of incorporation, any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action to be so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting and shall be properly delivered to the corporation. The Certificate contains a provision eliminating the ability of stockholders to act by written consent without a meeting.

  Filling Vacancies on the Board of Directors

     Under California law, any vacancy on the Board of Directors other than one created by removal of a director may be filled by the Board. If the number of directors is less than a quorum, a vacancy may be filled by the unanimous written consent of the directors then in office, by the affirmative vote of a majority of the directors at a meeting held pursuant to notice or waivers of notice or by a sole remaining director. A vacancy created by removal of a director may be filled by the Board only if so authorized by a corporation's articles of incorporation or by a by-law approved by the corporation's shareholders. Neither the Articles nor the California By-laws permit the directors to fill a vacancy created by removal of a director. Under Delaware law, vacancies and newly created directorships may be filled by a majority of the directors then in office (even though less than a quorum) or by a sole remaining director, unless otherwise provided in the certificate of incorporation or by-laws. The Delaware By-laws provide that a vacancy created by any reason, including removal, may be filled by the directors, and the person so elected to fill the vacancy shall hold office until the next succeeding annual meeting of stockholders.

  Voting by Ballot

     California law provides that the election of directors need not be by ballot unless a shareholder demands election by ballot or unless the by-laws so require. Under Delaware law, the right to vote by written ballot may be restricted as so provided in the certificate of incorporation. The Certificate provides that election of directors need not be by ballot unless the By-laws so provide. The Delaware By-laws provide that the Board of Directors, in its discretion, or the officer presiding at a meeting of stockholders, in such officer's discretion, may require that any votes cast at such meeting shall be cast by written ballot. Stockholders of PharmChem Delaware therefore may not continue to demand election by ballot. It may be more difficult for a stockholder to contest the outcome of a vote that has not been conducted by written ballot.

SIGNIFICANT DIFFERENCES BETWEEN THE CORPORATION LAWS OF CALIFORNIA AND DELAWARE

     The following provides a summary of major substantive differences between the corporation laws of California and Delaware. It is not an exhaustive description of all differences between the two states' laws.

  Stockholder Approval of Certain Business Combinations

     Delaware. Under Section 203 of the Delaware General Corporation Law, a Delaware corporation is prohibited from engaging in a "business combination" with an "interested stockholder" for three years following the date that such person or entity becomes an interested stockholder. With certain exceptions, an interested stockholder is a person or entity who or which owns, individually or with or through certain other persons or entities, fifteen percent (15%) or more of the corporation's outstanding voting stock (including any rights to acquire stock pursuant to an option, warrant, agreement, arrangement or understanding, or upon the exercise of conversion or exchange rights, and stock with respect to which the person has voting rights only). The three-year moratorium imposed on business combinations by Section 203 does not apply if (i) prior to the date on which such stockholder becomes an interested stockholder the Board of Directors of the subject corporation approves either the business combination or the transaction that resulted in the person or entity becoming an interested stockholder; (ii) upon consummation of the transaction that made such person an interested stockholder, the interested stockholder owns at least eighty-five percent (85%) of the corporation's voting stock outstanding at the time the transaction commenced (excluding from the 85% calculation shares owned by directors who are also officers of the subject corporation and shares held by employee stock plans that do not give employee participants the right to decide confidentially whether to accept a tender or exchange offer); or (iii) on or after the date such person or entity becomes an interested stockholder, the Board approves the business combination and it is also approved at a stockholder meeting by sixty-six and two-thirds percent (66 2/3%) of the outstanding voting stock not owned by the interested stockholder. Although a Delaware corporation to which Section 203 applies may elect not to be governed by Section 203, the Board of Directors of the Company intends that the Company shall be governed by
Section 203. The Board believes that most Delaware corporations have availed themselves of this statute and have not opted out of Section 203.

     The Board believes that Section 203 will encourage any potential acquiror to negotiate with the Board. Section 203 also might have the effect of limiting the ability of a potential acquiror to make a two-tiered bid for PharmChem Delaware in which all stockholders would not be treated equally. Shareholders should note, however, that the application of Section 203 to PharmChem Delaware will confer upon the Board the power to reject a proposed business combination in certain circumstances, even though a potential acquiror may be offering a substantial premium for PharmChem Delaware's shares over the then current market price. Section 203 would also discourage certain potential acquirors unwilling to negotiate with the Board.

     California. California law requires that holders of common stock receive common stock in a merger of the corporation with the holder of more than fifty percent (50%), but less than ninety percent (90%), of the target's common stock or its affiliate unless all of the target company's shareholders consent to the transaction. This provision of California law may have the effect of making a "cash-out" merger by a majority shareholder more difficult to accomplish. Although Delaware law does not parallel California law in this respect, under some circumstances Section 203 does provide similar protection to stockholders against coercive two-tiered bids for a corporation in which stockholders are not treated equally.

  Classified Board of Directors

     A classified board is one on which a certain number, but not all, of the directors are elected on a rotating basis each year. This method of electing directors makes changes in the composition of the board of directors more difficult, and thus a potential change in control of a corporation a lengthier and more difficult process.

     Delaware. Delaware law permits, but does not require, a classified board of directors, pursuant to which the directors can be divided into as many as three classes with staggered terms of office, with only one class of directors standing for election each year. The Certificate and Delaware By-laws do not provide for a classified board, and the adoption of a classified board in the future would require stockholder approval.

     California. Under California law, a Company whose shares are listed on a national exchange or included in the Nasdaq National Market may also provide for a classified board of directors by adopting amendments to its articles of incorporation or by-laws, which amendments must be approved by the shareholders. Although PharmChem California qualifies to adopt a classified board of directors, the Articles and California By-laws do not currently provide for a classified board.

  Removal of Directors

     Delaware. Under Delaware law, any director or the entire board of directors of a corporation that does not have a classified Board of Directors or cumulative voting may be removed with or without cause with the approval of a majority of the outstanding shares entitled to vote at an election of directors. In the case of a Delaware corporation having cumulative voting, if less than the entire board is to be removed, a director may not be removed without cause if the number of shares voted against such removal would be sufficient to elect the director under cumulative voting.

     California. Under California law, any director or the entire board of directors may be removed, with or without cause, with the approval of a majority of the outstanding shares entitled to vote; however, no individual director may be removed (unless the entire Board is removed) if the number of votes cast against such removal would be sufficient to elect the director under cumulative voting.

     The Articles and California By-laws do not provide for a classified board of directors nor do they eliminate shareholders' rights to cumulative voting. The Certificate will not provide for either a classified Board or cumulative voting. As a result, after the Reincorporation, directors could be removed with or without cause with the approval of a majority of the outstanding shares entitled to vote at an election of directors.

  Limitation of Liability

     The laws of both Delaware and California permit, with certain exceptions, a corporation to adopt charter provisions eliminating the liability of a director to the corporation or its shareholders for monetary damages for breach of the director's fiduciary duty. There are, however, certain differences between the laws of the two states respecting limitation of liability which are summarized below.

     Delaware. The Certificate would eliminate the liability of directors to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permissible under Delaware law, as such law exists currently and as it may be amended in the future. Under current Delaware law, such provision may not eliminate or limit a director's monetary liability for: (a) breaches of the director's duty of loyalty to the corporation or its stockholders; (b) acts or omissions not in good faith or involving intentional misconduct or knowing violations of law; (c) the payment of unlawful dividends or unlawful stock repurchases or redemptions; or (d) transactions from which the director derived an improper personal benefit. Such limitation of liability provisions also may not eliminate or limit a director's liability for violation of, or otherwise relieve the Company or its directors from the necessity of complying with, federal or state securities laws, or affect the availability of nonmonetary remedies such as injunctive relief or rescission.

     California. The Articles eliminate the liability of directors to the corporation to the fullest extent permissible under California law. California law does not permit the elimination of monetary liability where such liability is based on: (a) intentional misconduct or knowing and culpable violation of law; (b) acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director; (c) receipt of an improper personal benefit; (d) acts or omissions that show reckless disregard for the director's duty to the corporation or its shareholders, where the director in the ordinary course of performing a director's duties should be aware of a risk of serious injury to the corporation or its shareholders; (e) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation and its shareholders; (f) transactions between the corporation and a director who has a material financial interest in such transaction; or (g) liability for improper distributions, loans or guarantees.

  Indemnification

     California and Delaware Law. California and Delaware have similar laws respecting indemnification by a corporation of its officers, directors, employees and other agents. There are, however, certain differences between the laws of the two states respecting indemnification which are summarized below. California law requires indemnification when an individual has defended successfully an action on the merits while Delaware law requires indemnification whether there has been a successful or unsuccessful defense on the merits or otherwise. Delaware law generally permits indemnification of expenses, including attorneys' fees, actually and reasonably incurred in the defense or settlement of a derivative or third-party action, provided there is a determination by a majority vote of a disinterested quorum of the directors, by independent legal counsel or by a majority vote of a quorum of the stockholders that the person seeking indemnification acted in good faith and in a manner reasonably believed to be in best interests of the corporation. However, without court approval, no indemnification may be made in respect of any derivative action in which such person is adjudged liable for negligence or misconduct in the performance of his or her duty to the corporation. Delaware law requires indemnification of expenses when the individual being indemnified has successfully defended any action, claim, issue, or matter therein, on the merits or otherwise.

     Expenses incurred by an officer or director in defending an action may be paid in advance, under Delaware law and California law, if such director or officer undertakes to repay such amounts if it is ultimately determined that he or she is not entitled to indemnification. In addition, the laws of both states authorize a corporation's purchase of indemnity insurance for the benefit of its officers, directors, employees and agents whether or not the corporation would have the power to indemnify against the liability covered by the policy.

     California law permits a California corporation to provide rights to indemnification beyond those provided therein to the extent such additional indemnification is authorized in the corporation's articles of incorporation. Thus, if so authorized, rights to indemnification may be provided pursuant to agreements or by-law provisions which make mandatory the permissive indemnification provided by California law. The Articles permit indemnification beyond that expressly mandated by California law and limit director monetary liability to the extent permitted by California law.

     Delaware law also permits a Delaware corporation to provide indemnification in excess of that provided by statute. By contrast to California law, Delaware law does not require authorizing provisions in the certificate of incorporation and does not contain express prohibitions on indemnification in certain circumstances. Limitations on indemnification may be imposed by a court, however, based on principles of public policy.

     Indemnification Agreements. If the Reincorporation is approved, PharmChem Delaware will enter into indemnification agreements with its officers and directors that are substantially similar to those entered into between PharmChem California and its officers and directors in 1998. The indemnification agreements between PharmChem Delaware and its officers and directors will conform to and be governed by Delaware law and will provide for indemnification of officers and directors to the maximum extent permitted by Delaware law, and a vote in favor of the Reincorporation is also approval of the adoption of such indemnification agreements. Among other things, the indemnification agreements will include within their purview future changes in Delaware law that expand the permissible scope of indemnification of directors and officers of Delaware corporations.

  Inspection of Shareholder List

     Both California and Delaware law allow any shareholder to inspect the shareholder list for a purpose reasonably related to such person's interest as a shareholder. California law provides, in addition, for an absolute right to inspect and copy the corporation's shareholder list by persons holding an aggregate of five percent (5%) or more of the corporation's voting shares, or shareholders holding an aggregate of one percent (1%) or more of such shares who have contested the election of directors. Delaware law also provides for inspection rights as to a list of stockholders entitled to vote at a meeting within a ten day period preceding a stockholders' meeting for any purpose germane to the meeting. However, Delaware law contains no provisions comparable to the absolute right of inspection provided by California law to certain shareholders.

  Dividends and Repurchases of Shares

     California law dispenses with the concepts of par value of shares as well as statutory definitions of capital, surplus and the like. The concepts of par value, capital and surplus are retained under Delaware law.

     Delaware. Delaware law permits a corporation to declare and pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or for the preceding fiscal year as long as the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets. In addition, Delaware law generally provides that a corporation may redeem or repurchase its shares only if the capital of the corporation is not impaired (meaning that the value of the assets of the corporation is less than the amount represented by the aggregate outstanding shares of the capital stock of the corporation) and such redemption or repurchase would not impair the capital of the corporation. The ability of a Delaware corporation to pay dividends on, or to make repurchases or redemptions of, its shares is dependent on the financial status of the corporation standing alone and not on a consolidated basis. In determining the amount of surplus of a Delaware corporation, the assets of the corporation, including stock of subsidiaries owned by the corporation, may be valued at their fair market value as determined by the board of directors, regardless of their historical book value.

     California. Under California law, a corporation may not make any distribution to its shareholders unless either: (i) the corporation's retained earnings immediately prior to the proposed distribution equal or exceed the amount of the proposed distribution; or (ii) immediately after giving effect to such distribution, the corporation's assets (exclusive of goodwill, capitalized research and development expenses and deferred charges) would be at least equal to 1 1/4 times its liabilities (not including deferred taxes, deferred income and other deferred credits), and the corporation's current assets would be at least equal to its current liabilities (or 1 1/4 times its current liabilities if the average pre-tax and pre-interest earnings for the preceding two fiscal years were less than the average interest expense for such years). Such tests are applied to California corporations on a consolidated basis. There are exceptions to the foregoing rules for repurchases pursuant to employee stock plans. Additionally, a corporation cannot make a distribution if, as a result of such distribution, the corporation would likely be unable to meet its liabilities as they come due or if such distribution would impair certain preference rights of the holders of preferred stock.

  Shareholder Approval of Mergers

     Both California and Delaware law generally require that a majority of the shareholders of both acquiring and target corporations approve statutory mergers.

     Delaware. Delaware law does not require a stockholder vote of the surviving corporation in a merger (unless the corporation provides otherwise in its certificate of incorporation) if: (a) the merger agreement does not amend the existing certificate of incorporation; (b) each share of stock of the surviving corporation outstanding immediately before the effective date of the merger is an identical outstanding share after the merger; and (c) either no shares of common stock of the surviving corporation and no shares, securities or obligations convertible into such stock are to be issued or delivered under the plan of merger, or the authorized unissued shares or shares of common stock of the surviving corporation to be issued or delivered under the plan of merger plus those initially issuable upon conversion of any other shares, securities or obligations to be issued or delivered under such plan do not exceed twenty percent (20%) of the shares of common stock of such constituent corporation outstanding immediately prior to the effective date of the merger. Delaware law generally does not require class voting for mergers, reorganizations, sales of assets or similar transactions, except in certain situations involving an amendment of the certificate of incorporation that adversely affects a specific class of shares.

     California. California law contains a similar exception to its voting requirements for reorganizations where shareholders or the corporation itself, or both, immediately prior to the reorganization will own immediately after the reorganization equity securities constituting more than 83.3% (or five-sixths) of the voting power of the surviving or acquiring corporation or its parent entity. With certain exceptions, California law requires a majority vote of each class of shares outstanding to approve mergers, reorganizations, certain sales of assets and similar transactions.

  Appraisal Rights

     Under both California and Delaware law, a shareholder of a corporation participating in certain major corporate transactions may, under varying circumstances, be entitled to appraisal rights pursuant to which such shareholder may receive cash in the amount of the fair market value of his or her shares in lieu of the consideration he or she would otherwise receive in the transaction.

     Delaware. Under Delaware law, such fair market value is determined exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, and such appraisal rights are not available: (a) with respect to the sale, lease or exchange of all or substantially all of the assets of a corporation; (b) with respect to a merger or consolidation by a corporation the shares of which are either listed on a national securities exchange or included in the Nasdaq National Market or are held of record by more than 2,000 holders if such stockholders receive only shares of the surviving corporation or shares of any other corporation that are either listed on a national securities exchange or included in the Nasdaq National Market or held of record by more than 2,000 holders, plus cash in lieu of fractional shares of such corporations; or (c) to stockholders of a corporation surviving a merger if no vote of the stockholders of the surviving corporation is required to approve the merger under Delaware law.

     California. The limitations on the availability of appraisal rights under California law are different from those under Delaware law. Shareholders of a California corporation whose shares are listed on a national securities exchange or on the Nasdaq National Market System generally do not have such appraisal rights unless the holders of at least five percent (5%) of the class of outstanding shares claim the right or the corporation or any law or regulation restricts the transfer of such shares. Appraisal rights are also unavailable if the shareholders of a corporation or the corporation itself, or both, immediately prior to the reorganization will own immediately after the reorganization equity securities constituting more than 83.3% (or five-sixths) of the voting power of the surviving or acquiring corporation or its parent entity. California law generally affords appraisal rights in sale of asset reorganizations.

     Pursuant to California law, appraisal rights are not available to the Company's shareholders with respect to the Merger.

  Dissolution

     Under California law, shareholders holding fifty percent (50%) or more of the total voting power may authorize a corporation's dissolution, with or without the approval of the corporation's board of directors, and this right may not be modified by the articles of incorporation. Under Delaware law, unless the board of directors approves the proposal to dissolve, the dissolution must be unanimously approved by all the stockholders entitled to vote thereon. Only if the dissolution is initially approved by the board of directors may the dissolution be approved by a simple majority of the outstanding shares of the corporation's stock entitled to vote. In the event of such a board-initiated dissolution, Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority (greater than a simple majority) voting requirement in connection with dissolutions. The Certificate does not contain any such supermajority voting requirement.

  Interested Director Transactions

     Under both California and Delaware law, certain contracts or transactions in which one or more of a corporation's directors has an interest are not void or voidable because of such interest, provided that certain conditions, such as obtaining the required approval and fulfilling the requirements of good faith and full disclosure, are met. With certain minor exceptions, the conditions are similar under California and Delaware law.

  Shareholder Derivative Suits

     California law provides that a shareholder bringing a derivative action on behalf of a corporation need not have been a shareholder at the time of the transaction in question, provided that certain tests are met. Under Delaware law, a stockholder may bring a derivative action on behalf of the corporation only if the stockholder was a stockholder of the corporation at the time of the transaction in question or he or she later received the stock by operation of law. California law also provides that the corporation or the defendant in a derivative suit may make a motion to the court for an order requiring the plaintiff shareholder to furnish a security bond. Delaware does not have a similar bonding requirement.

APPLICATION OF THE GENERAL CORPORATION LAW OF CALIFORNIA TO DELAWARE
CORPORATIONS

     Under Section 2115 of the California General Corporation Law, certain corporations not organized under California law which have significant contacts with California are subject to a number of key provisions of the California General Corporation Law. However, an exemption from Section 2115 is provided for corporations whose shares are listed on a major national securities exchange or are traded in the Nasdaq National Market and which have 800 or more shareholders as of the record date of its most recent annual meeting of shareholders. Following the Reincorporation, the Common Stock of PharmChem Delaware will continue to be traded on the Nasdaq National Market and is anticipated to be owned by more than 800 holders and, accordingly, it is expected that PharmChem Delaware will be exempt from Section 2115.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of certain Federal income tax consequences to holders of PharmChem California Common Stock who exchange their PharmChem California Common Stock for PharmChem Delaware Common Stock. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder, and published administrative rulings and court decisions as of the date hereof. All of the foregoing legal authorities are subject to change, possibly with a retroactive effect, and any such change could affect the accuracy of the following discussion. No ruling has been or will be sought from the Internal Revenue Service concerning the tax consequences of the Reincorporation. This summary does not purport to be a comprehensive description of all of the tax consequences applicable to a holder of PharmChem California Common Stock in light of such holder's particular tax position nor does it address the tax consequences that may be relevant to holders with a special tax status (for example, insurance companies, financial institutions, dealers in securities, foreign persons, and tax-exempt entities), to holders who hold PharmChem California Common Stock as part of a straddle, hedging, or conversion transaction, to holders who have acquired PharmChem California Common Stock pursuant to exercise of employee stock options or otherwise as compensation, or to holders of PharmChem California Common Stock options. In addition, this summary does not address any consequences arising under the laws of any state, local or foreign jurisdiction. This summary assumes that holders of PharmChem California Common Stock have held such stock, and will hold their PharmChem Delaware Common Stock received in exchange therefor, as capital assets (generally, property held for investment). EACH HOLDER OF PHARMCHEM CALIFORNIA COMMON STOCK IS URGED TO CONSULT SUCH HOLDER'S TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF EXCHANGING PHARMCHEM CALIFORNIA COMMON STOCK FOR PHARMCHEM DELAWARE COMMON STOCK PURSUANT TO THE REINCORPORATION, INCLUDING THE APPLICATION AND EFFECT OF FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

     The Company believes that the Reincorporation should qualify as a reorganization within the meaning of Section 368(a) of the Code. Accordingly, subject to the qualifications set forth above:

          1. No gain or loss should be recognized by holders of PharmChem California Common Stock upon receipt of PharmChem Delaware Common Stock pursuant to the Reincorporation.

          2. The aggregate tax basis of the PharmChem Delaware Common Stock received by each holder should be equal to the aggregate tax basis of the PharmChem California Common Stock transferred in exchange therefor.

          3. The holding period of the PharmChem Delaware Common Stock received by each holder should include the period for which such holder held PharmChem California Common Stock.

          4. The Company should not recognize any gain or loss as a result of the Reincorporation.

     A successful challenge by the Internal Revenue Service to the reorganization status of the Reincorporation, in consequence of a failure to satisfy the "continuity of interest" requirement or otherwise, would result in a shareholder recognizing a gain or loss with respect to each share of PharmChem California Common Stock exchanged in the Reincorporation equal to the difference between the shareholder's basis in such share and the fair market value, as of the time of the Reincorporation, of the PharmChem Delaware Common Stock received in exchange for PharmChem California Common Stock. In such event, a shareholder's aggregate basis in the shares of PharmChem Delaware Common Stock received in the exchange would equal their fair market value on such date, and the shareholder's holding period for such shares would not include the period during which the shareholder held PharmChem California Common Stock.

       THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE REINCORPORATION.

                                PROPOSAL THREE:

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     Upon recommendation of the Audit Committee, the Board of Directors has selected KPMG LLP to audit the consolidated financial statements of the Company for 2000. Representatives of KPMG LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

           THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR"
                   RATIFICATION OF THE SELECTION OF KPMG LLP.

                                 OTHER MATTERS

     The Company knows of no other matters to be submitted to the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent in accordance with the best judgment of such persons.

                                          THE BOARD OF DIRECTORS

Menlo Park, California

April 14, 2000


     INFORMATION LISTED UNDER THE CAPTION "EXECUTIVE OFFICERS OF PHARMCHEM" AT THE END OF PART I OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1999, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, IS INCORPORATED IN THIS PROXY STATEMENT BY REFERENCE.

                                    EXHIBIT A



                          AGREEMENT AND PLAN OF MERGER

                                       OF

                                PHARMCHEM, INC.,
                             A DELAWARE CORPORATION

                                       AND

                          PHARMCHEM LABORATORIES, INC.,
                            A CALIFORNIA CORPORATION


        THIS AGREEMENT AND PLAN OR MERGER dated as of ___________, 2000 (this "Merger Agreement") is between PharmChem, Inc., a Delaware corporation ("PharmChem Delaware"), and PharmChem Laboratories, Inc., a California corporation ("PharmChem California"). PharmChem Delaware and PharmChem California are sometimes referred to herein as the "Constituent Corporations."

                                    RECITALS

        A. PharmChem California desires to merge with and into PharmChem Delaware and PharmChem Delaware desires to merge with PharmChem California, all upon the terms and subject to the conditions of this Merger Agreement.

        B. PharmChem Delaware is a corporation duly organized and existing under the Laws of the State of Delaware and has an authorized capital of 30,000,000 shares, 25,000,000 of which are designated "Common Stock," par value $.001 per share, and 5,000,000 of which are designated "Preferred Stock," par value $.001 per share. As of the date hereof, 100 shares of Common Stock are issued and outstanding, and no shares of Preferred Stock are issued and outstanding.

        C. PharmChem California is a corporation duly organized and existing under the laws of the State of California and has an authorized capital of 12,000,000 shares, 10,000,000 of which are designated "Common Stock," no par value, and 2,000,000 shares of which are designated "Preferred Stock," no par value. As of the date hereof, ______ shares of Common Stock are issued and outstanding, and no shares of Preferred Stock are issued and outstanding.

        D. The Board of Directors of PharmChem California has determined that, for the purpose of effecting the reincorporation of PharmChem California in the State of Delaware, it is advisable and in the best interests of PharmChem California and its shareholders that PharmChem California merge with and into PharmChem Delaware upon the terms and conditions herein provided.

        E. The respective Boards of Directors of PharmChem Delaware and PharmChem California have approved this Merger Agreement and have directed that this Merger Agreement be submitted to a vote of their respective sole stockholder and shareholders and executed by officers thereof.

        NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, PharmChem Delaware and PharmChem California hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

                                    ARTICLE I

                                   DEFINITIONS

        When used in this Agreement, the following terms shall have the following meanings, respectively:

        1.1 "California Law" shall mean the California Corporations Code as currently in effect on the date of this Agreement.

        1.2 "Delaware Law" shall mean the Delaware General Corporation Law as currently in effect on the date of this Agreement.

        1.3 "Effective Date" shall mean the date and time when the Merger shall have become effective, in accordance with Section 2.3 below.

        1.4 "Merger" shall mean the merger of the PharmChem California with and into PharmChem Delaware.

        1.5 "Surviving Corporation" shall mean PharmChem Delaware from and after the Effective Date.

                                   ARTICLE II

                                     MERGER

        2.1 MERGER. In accordance with the provisions of this Merger Agreement, Delaware Law and California Law, PharmChem California will be merged with and into PharmChem Delaware (the "Merger"), the separate existence of PharmChem California will cease and PharmChem Delaware will survive the Merger and will continue to be governed by the laws of the State of Delaware. The name of the Surviving Corporation will be PharmChem, Inc.

        2.2 FILING AND EFFECTIVENESS. The Merger will become effective when the following actions will have been completed:

        (a) This Merger Agreement and the Merger will have been adopted and approved by the sole stockholder of PharmChem Delaware and the shareholders of PharmChem California, in accordance with the requirements of Delaware Law and California Law;

        (b) All of the covenants and conditions precedent to the consummation of the Merger specified in this Merger Agreement will have been satisfied or duly waived by the party entitled to satisfaction thereof;

        (c) An executed Certificate of Merger or an executed counterpart of this Merger Agreement meeting the requirements of Delaware Law will have been filed with the Secretary of State of the State of Delaware; and

        (d) An executed Certificate of Merger or an executed counterpart of this Merger Agreement meeting the requirements of California Law will have been filed with the Secretary of State of the State of California.

        2.3 The Merger shall become effective for all purpose of Delaware Law when proper documentation has been filed with the Secretary of State of the State of Delaware in accordance with Section 2.2 above. The Merger shall become effective for purpose of California Law as of the time the Merger becomes effective in Delaware, once proper documentation has been filed with the Secretary of State of the State of California in accordance with Section 2.2 above.

        2.4 EFFECT OF THE MERGER. Upon the Effective Date of the Merger, the separate existence of PharmChem California will cease and PharmChem Delaware, as the Surviving Corporation, (i) will continue to possess all of its assets, rights, powers and property as constituted immediately prior to the Effective Date of the Merger, (ii) will be subject to all actions previously taken by its and PharmChem California's Boards of Directors, (iii) will succeed, without other transfer, to all of the assets, rights, power and property of PharmChem California in the manner more fully set forth in Section 259 of Delaware Law,
(iv) will continue to be subject to all of the debts, liabilities and obligations of PharmChem Delaware as constituted immediately prior to the Effective Date of the Merger, and (v) will succeed, without other transfer, to all of the debts, liabilities and obligations of PharmChem California in the same manner as if PharmChem Delaware had itself incurred them, all as more fully provided under the applicable provisions of Delaware Law and California Law.

                                   ARTICLE III

                    CHARTER DOCUMENTS, DIRECTORS AND OFFICERS

        3.1 CERTIFICATE OF INCORPORATION. The Certificate of Incorporation of PharmChem Delaware as in effect immediately prior to the Effective Date of the Merger will continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

        3.2 BY-LAWS. The by-laws of PharmChem Delaware as in effect immediately prior to the Effective Date of the Merger will continue in full force and effect as the by-laws of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

        3.3 DIRECTORS AND OFFICERS. The directors and officers of PharmChem California immediately prior to the Effective Date of the Merger will be the directors and officers of the Surviving Corporation until their successors will have been duly elected and qualified or until as otherwise provided by law, the Certificate of Incorporation of the Surviving Corporation or the by-laws of the Surviving Corporation.

                                   ARTICLE IV

                          MANNER OF CONVERSION OF STOCK

        4.1 PHARMCHEM CALIFORNIA COMMON STOCK. Upon the Effective Date of the Merger, each share of PharmChem California Common Stock issued and outstanding immediately prior thereto will, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be converted into and exchanged for one (1) fully paid and nonassessible share of Common Stock, par value $0.001 per share, of the Surviving Corporation.

        4.2 PHARMCHEM CALIFORNIA OPTIONS.

        (a) Upon the Effective Date of the Merger, the Surviving Corporation will assume and continue the stock option and incentive plans and all other employee benefit plans of PharmChem California. Each outstanding and unexercised option or other right to purchase PharmChem California Common Stock will become an option or right to purchase the Surviving Corporation's Common Stock on the basis of one (1) share of the Surviving Corporation's Common Stock for each share of PharmChem California Common Stock issuable pursuant to any such option or stock purchase right, on the same terms and conditions and at an exercise price per share equal to the exercise price applicable to any such PharmChem California option or stock purchase right at the Effective Date of the Merger.

        (b) A number of shares of the Surviving Corporation's Common Stock will be reserved for issuance upon the exercise of options and stock purchase rights equal to the number of shares of PharmChem California Common Stock so reserved immediately prior to the Effective Date of the Merger.

        4.3 PHARMCHEM CALIFORNIA SHAREHOLDER RIGHTS. Upon the Effective Date of the Merger, the Surviving Corporation will assume and continue the Rights Agreement of PharmChem California (the "Rights Agreement"). Each outstanding preferred share purchase right of PharmChem California issued pursuant to the Rights Agreement will become a preferred share purchase right of PharmChem Delaware.

        4.4 PHARMCHEM DELAWARE COMMON STOCK. Upon the Effective Date of the Merger, each share of Common Stock , par value $0.001 per share, of PharmChem Delaware issued and outstanding immediately prior thereto will, by virtue of the Merger and without any action by PharmChem Delaware, the holder of such shares or any other person, be canceled and returned to the status of authorized but unissued shares.

        4.5 EXCHANGE OF CERTIFICATES. After the Effective Date of the Merger, each holder of an outstanding certificate representing shares of PharmChem California Common Stock may, at such holder's option, surrender the same for cancellation to Chase Mellon Shareholder Services, L.L.C., a New Jersey limited liability company, as exchange agent (the "Exchange Agent"), and each such holder will be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of the Surviving Corporation's

Common Stock into which the surrendered shares were converted as herein provided. Unless and until so surrendered, each outstanding certificate theretofore representing shares of PharmChem California Common Stock will be deemed for all purposes to represent the number of shares of the Surviving Corporation's Common Stock into which such shares of PharmChem California Common Stock were converted in the Merger.

        The registered owner on the books and records of the Surviving Corporation or the Exchange Agent of any shares of stock represented by such outstanding certificate will, until such certificate will have been surrendered for transfer or conversion or otherwise accounted for to the Surviving Corporation or the Exchange Agent, have and be entitled to exercise any voting and other rights with respect to and to receive dividends and other distributions upon the shares of Common Stock of the Surviving Corporation represented by such outstanding certificate as provided above.

        Each certificate representing Common Stock of the Surviving Corporation so issued in the Merger will bear the same legends, if any, with respect to the restrictions of transferability as the certificates of PharmChem California so converted and given in exchange therefor, unless otherwise determined by the Board of Directors of the Surviving Corporation in compliance with applicable laws, the legend evidencing the rights granted pursuant to the Rights Agreement and any additional legends agreed upon by the holder and the Surviving Corporation.

        If any certificate for shares of PharmChem Delaware stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it will be a condition of issuance thereof that the certificate so surrendered will be properly endorsed and otherwise in proper form for transfer, that such transfer otherwise be proper and comply with applicable securities laws and that the person requesting such transfer pay to PharmChem Delaware or the Exchange Agent any transfer or other taxes payable by reason of issuance of such new certificate in a name other than that of the registered holder of the certificate surrendered or establish to the satisfaction of PharmChem Delaware that such tax has been paid or is not payable.

        4.6 VALIDITY OF DELAWARE COMMON STOCK. All shares of Delaware Common Stock into which California Common Stock is to be converted pursuant to the Merger shall not be subject to any statutory or contractual preemptive rights, shall be validly issued, fully paid and nonassessible and shall be issued in full satisfaction of all rights pertaining to such California Common Stock.

        4.7 RIGHTS OF FORMER HOLDERS. From and after the Effective Date, no holder of certificates which evidence California Common Stock immediately prior to the Effective Date shall have any rights with respect to the shares formerly evidenced by those certificates, other than to receive the shares of Delaware Common Stock into which such California Common Stock shall have been converted pursuant to the Merger.

                                    ARTICLE V

                                     GENERAL

        5.1 COVENANTS OF PHARMCHEM DELAWARE. PharmChem Delaware covenants and agrees that it will, on or before the Effective Date of the Merger:

        (a) qualify to do business as a foreign corporation in the State of California and in connection therewith irrevocably appoint an agent for service of process as required under the provisions of Section 2105 of California Law;

        (b) file any and all documents with the California Franchise Tax Board necessary for the assumption by PharmChem Delaware of all of the franchise tax liabilities of PharmChem Delaware; and

        (c) take such other actions as may be required by the California Law.

        5.2 AUTHORIZATION. The holders of a majority of the California Common Stock shall have approved and adopted this Agreement and the Merger in accordance with California Law. All necessary action shall have been taken to authorize the execution, delivery and performance of this Agreement by PharmChem California and PharmChem Delaware. PharmChem California and PharmChem Delaware shall have full power and authority to consummate the Merger.

        5.3 CONSENTS AND APPROVALS. All authorizations, consents and approvals (contractual or otherwise) of any state, federal, local or foreign government agency, regulatory body or official or any person (other than PharmChem California or PharmChem Delaware) necessary for the valid consummation of the Merger in accordance with this Agreement shall have been obtained and shall be in full force and effect.

        5.4 FURTHER ASSURANCES. From time to time, and when required by PharmChem Delaware or by its successors or assigns, there will be executed and delivered on behalf of PharmChem California such deeds and other instruments, and there will be taken or caused to be taken by PharmChem California such further and other actions as will be appropriate or necessary in order to vest or perfect in or conform of record or otherwise by PharmChem Delaware the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of PharmChem California and otherwise to carry out the purposes of this Merger Agreement, and the officers and directors of PharmChem Delaware are fully authorized in the name and on behalf of PharmChem California or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

        5.5 ABANDONMENT. At any time before the Effective Date of the Merger, this Merger Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either PharmChem California or of PharmChem Delaware, or of both, notwithstanding the approval of this Merger Agreement by either the shareholders of PharmChem California or by the sole stockholder of PharmChem Delaware, or by both.

        5.6 AMENDMENT. The Boards of Directors of the Constituent Corporations may amend this Merger Agreement at any time prior to the filing of this Merger Agreement (or certificate in lieu thereof) with the Secretaries of State of the States of Delaware and California, provided that an amendment made subsequent to the adoption of this Merger Agreement by either the sole stockholder of PharmChem Delaware or the shareholders of PharmChem California shall not: (i) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation; (ii) alter or change any terms of the Certificate of Incorporation of the Surviving Corporation to be effective immediately after the Merger; or (iii) alter or change any of the terms and conditions of this Merger Agreement if such alteration or change would adversely affect the holders of any class or series of capital stock of either Constituent Corporation.

        5.7 REGISTERED OFFICE. The registered office of the Surviving Corporation in the State of Delaware shall be Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, 19801, County of New Castle and The Corporation Trust Company will be the registered agent of the Surviving Corporation at such address.

        5.8 AGREEMENT. Executed copies of this Merger Agreement will be on file at the principal place of business of the Surviving Corporation at 1505-A O'Brien Drive, Menlo Park, California 94025 and copies thereof will be furnished to any holder of any class or series of capital stock of either Constituent Corporation, upon request and without cost.

        5.9 GOVERNING LAW. This Merger Agreement will in all respects be construed, interpreted and enforced in accordance with and governed by the Laws of the State of Delaware and, so far as applicable, the merger provisions of California Law.

        IN WITNESS WHEREOF, this Merger Agreement having first been approved by the resolutions of the Boards of Directors of PharmChem, Inc., a Delaware corporation, and PharmChem Laboratories, Inc., a California corporation, is hereby executed on behalf of each of such two corporations by their respective officers thereunto duly authorized as of the date first above written.

                                     PharmChem Laboratories, Inc.,
                                     a California corporation



                                     By:
                                         -------------------------------
                                             Joseph W. Halligan
                                             President



                                     PharmChem, Inc.,
                                     a Delaware corporation

                                     By:
                                         -------------------------------
                                             Joseph W. Halligan
                                             President

                                    EXHIBIT B



                          CERTIFICATE OF INCORPORATION

                                       OF

                                 PHARMCHEM, INC.



        THE UNDERSIGNED, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, does hereby certify as follows:

                                       I.

        The name of the corporation is PharmChem, Inc. (the "Corporation").

                                       II.

        The registered office of the Corporation is to be located at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of Newcastle, State of Delaware, 19801. The name of its registered agent at that address is The Corporation Trust Company.

                                      III.

        The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

                                       IV.

        The Corporation is authorized to issue two classes of stock to be designated as "Common Stock" and "Preferred Stock". The total number of shares of stock which the Corporation is authorized to issue is twenty-five million (25,000,000) shares of Common Stock, $.001 par value and five million (5,000,000) shares of Preferred Stock, $.001 par value.

        The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to fix or alter the powers, preferences, designations and rights, and the qualifications, limitations and restrictions, including without limitation the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and liquidation preferences of any wholly unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them; and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

                                       V.

        The name and address of the sole incorporator is:

                             Robin M. Edwards
                             Sonnenschein Nath & Rosenthal
                             685 Market Street, 6th Floor
                             San Francisco, CA  94105

                                       VI.

        The number of directors of the Corporation shall be such as from time to time shall be fixed by, or in the manner provided in, the by-laws. Election of directors need not be by ballot unless the by-laws so provide.

                                      VII.

        A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders,

(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

                                      VIII.

        The Board of Directors may from time to time make, amend, supplement or repeal the by-laws; provided, however, that the stockholders may change or repeal any by-law adopted by the Board of Directors by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote; and, provided further, that no amendment or supplement to the by-laws adopted by the Board of Directors shall vary or conflict with any amendment or supplement thus adopted by the stockholders.

                                       IX.

        The Corporation is to have perpetual existence.

                                       X.

        (A) Meetings of stockholders may be held within or without the State of Delaware, as the by-laws of the Corporation may provide. The books of the Corporation may be kept (subject to any provision contained in the laws of the State of Delaware) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the Corporation. (B) No action that is required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders may be effected by written consent of the stockholders in lieu of a meeting of stockholders.

                                       XI.

        The Corporation shall have the authority to indemnify each of the Corporation's directors and officers to the fullest extent permitted by law. No repeal or modification of this Article shall adversely affect any right or protection of a director or officer of the Corporation existing by virtue of this Article at the time of such repeal or modification.

        IN WITNESS WHEREOF, I have hereunto set my hand this 1st day of March, 2000.


                                            -------------------------------
                                            Robin M. Edwards
                                            Sole Incorporator

                                   EXHIBIT C




                                     BY-LAWS

                                       OF

                                 PHARMCHEM, INC.

                                TABLE OF CONTENTS

                                                                                          Page
ARTICLE I         OFFICES....................................................................1

   Section 1      Registered Office..........................................................1
   Section 2      Other Offices..............................................................1

ARTICLE II        MEETINGS OF STOCKHOLDERS...................................................1

   Section 1      Place of Meetings..........................................................1
   Section 2      Annual Meetings............................................................1
   Section 3      Special Meetings...........................................................1
   Section 4      Notice of Stockholders' Meetings...........................................1
   Section 5      Nomination of Directors....................................................2
   Section 6      Manner of Giving Notice; Affidavit of Notice...............................3
   Section 7      Adjournments...............................................................3
   Section 8      Quorum.....................................................................4
   Section 9      Voting.....................................................................4
   Section 10     Proxies....................................................................4
   Section 11     Inspectors of Election.....................................................4
   Section 12     List of Stockholders Entitled to Vote......................................5
   Section 13     Stock Ledger...............................................................5
   Section 14     Conduct of Meetings........................................................5

ARTICLE III       DIRECTORS..................................................................5

   Section 1      Number and Election of Directors...........................................5
   Section 2      Vacancies..................................................................5
   Section 3      Duties and Powers..........................................................6
   Section 4      Meetings...................................................................6
   Section 5      Quorum.....................................................................6
   Section 6      Actions by Written Consent.................................................6
   Section 7      Meetings by Means of Conference Telephone..................................6
   Section 8      Committees.................................................................6
   Section 9      Compensation...............................................................7
   Section 10     Interested Directors.......................................................7

ARTICLE IV        OFFICERS...................................................................7

   Section 1      General....................................................................7
   Section 2      Election...................................................................8
   Section 3      Chairman of the Board......................................................8
   Section 4      President..................................................................8
   Section 5      Vice Presidents............................................................8
   Section 6      Secretary..................................................................8
   Section 7      Treasurer..................................................................9
   Section 8      Assistant Secretaries......................................................9

   Section 9      Assistant Treasurers.......................................................9
   Section 10     Other Officers.............................................................9
   Section 11     Voting Securities Owned by the Corporation.................................9

ARTICLE V         STOCK.....................................................................10

   Section 1      Form of Certificates......................................................10
   Section 2      Signatures................................................................10
   Section 3      Lost Certificates.........................................................10
   Section 4      Transfers.................................................................10
   Section 5      Record Date...............................................................10
   Section 6      Record Owners.............................................................11

ARTICLE VI        NOTICES...................................................................11

   Section 1      Notices...................................................................11
   Section 2      Waivers of Notice.........................................................11

ARTICLE VII       GENERAL PROVISIONS........................................................11

   Section 1      Dividends.................................................................11
   Section 2      Disbursements.............................................................12
   Section 3      Fiscal Year...............................................................12

ARTICLE VIII      INDEMNIFICATION OF DIRECTORS AND OFFICERS.................................12

   Section 1      Right to Indemnification..................................................12
   Section 2      Miscellaneous.............................................................12
         (a)      Non-Exclusivity of Rights.................................................12
         (b)      Insurance, Contracts and Funding..........................................13
         (c)      Contractual Nature........................................................13
         (d)      Severability..............................................................13

ARTICLE IX        AMENDMENTS................................................................13

   Section 1      Amendments................................................................13

                                     BY-LAWS

                                       OF

                                 PHARMCHEM, INC.

                     (hereinafter called the "Corporation")


                                    ARTICLE I
                                     OFFICES

        Section 1. Registered Office. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

        Section 2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware, as the board of directors may from time to time determine.

                                   ARTICLE II
                            MEETINGS OF STOCKHOLDERS

        Section 1. Place of Meetings. Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the board of directors.

        Section 2. Annual Meetings. The annual meetings of stockholders for the election of directors shall be held on such date and at such time as shall be designated from time to time by the board of directors. Any other proper business may be transacted at the annual meeting of stockholders.

        Section 3. Special Meetings. Unless otherwise required by law or by the Certificate of Incorporation of the Corporation, as amended and restated from time to time (the "Certificate of Incorporation"), special meetings of stockholders, for any purpose or purposes, may be called by (i) the chairman of the board, (ii) the president, (iii) the secretary or (iv) a committee of the board of directors that has been duly designated by the board of directors and whose powers and authority include the power to call such meetings, and may not be called by any other person. At a special meeting of stockholders, only such business shall be conducted as shall be specified in the notice of meeting (or any supplement thereto).

        Section 4. Notice of Stockholders' Meetings. All notices of meetings of stockholders shall be sent or otherwise given in accordance with Article VI,
Section 1 of these by-laws not less than ten (10) nor more than sixty (60) days before the date of the meeting. The notice shall specify the place, date, and hour of the meeting and (i) in the case of a special meeting, the general nature of the business to be transacted (no business other than that specified in the notice may be transacted) or (ii) in the case of the annual meeting, those matters which the board of directors, at the time of giving the notice, intends to present for action by the stockholders. The notice of any meeting at which directors are to be elected shall include the name of any nominee or nominees who, at the time of the notice, the board intends to present for election.

        At any meeting of stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before a meeting, business must be specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the board of directors in accordance with this Section 4, otherwise properly brought before the meeting by or at the direction of the board of directors, or otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received by the secretary of the Corporation no later than ninety (90) calendar days in advance of the anniversary date of the prior year's annual meeting of stockholders.

        A stockholder's notice to the secretary shall set forth as to each matter the stockholder proposes to bring before the meeting: (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (iii) the class and number of shares of the Corporation which are beneficially owned by the stockholder, (iv) any material interest of the stockholder in such business, and (v) if applicable, any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "1934 Act"), in such stockholder's capacity as a proponent of a stockholder proposal. Notwithstanding the foregoing, in order to include information with respect to a stockholder proposal in the proxy statement and form of proxy for a stockholders' meeting, stockholders must provide notice as required by the regulations promulgated under the 1934 Act. Notwithstanding anything in these by-laws to the contrary, no business shall be conducted at any meeting except in accordance with the procedures set forth in this Section 4. The chairman of the meeting shall, if the facts warrant, determine and declare at the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 4, and if the chairman should so determine, the chairman shall so declare at the meeting that any such business not properly brought before the meeting shall not be transacted.

        Section 5. Nomination of Directors. Nominations for the election of directors may be made by the board of directors or by any stockholder entitled to vote for the election of directors. Any stockholder entitled to vote for the election of directors at a meeting may nominate persons for election as directors only if written notice of such stockholder's intent to make such nomination is delivered to or mailed and received by the secretary of the Corporation no later than (90) days in advance of the anniversary date of the prior year's annual meeting of stockholders. Each such notice shall set forth:
(a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person, and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to the 1934 Act, and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in such notice, and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the 1934 Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

        No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this
Section 5. If the chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

        Section 6. Manner of Giving Notice; Affidavit of Notice. Written notice of any meeting of stockholders shall be given either (i) personally, or (ii) by first-class mail, or (iii) by facsimile or other written communication. Notices not personally delivered shall be sent charges prepaid and shall be addressed to the stockholder at the address of that stockholder appearing on the books of the Corporation or given by the stockholder to the Corporation for the purpose of notice. If no such address appears on the Corporation's books or is given, notice shall be deemed to have been given if sent to that stockholder by mail or telegraphic or other written communication to the Corporation's principal executive office, or if published at least once in a newspaper of general circulation in the county where that office in located. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by telegram or other means of written communication.

        If any notice addressed to a shareholder at the address of that shareholder appearing on the books of the Corporation is returned to the Corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice to the stockholder at that address, then all future notices or reports shall be deemed to have been duly given without further mailing if the same shall be available to the stockholder on written demand of the stockholder at the principal executive office of the corporation for a period of one (1) year from the date of the giving of the notice.

        An affidavit of the mailing or other means of giving any notice of any stockholders' meeting, executed by the secretary, assistant secretary or any transfer agent of the Corporation giving the notice, shall be prima facie evidence of the giving of such notice.

        Section 7. Adjournments. Any meeting of the stockholders, whether or not a quorum is present, may be adjourned from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

        Section 8. Quorum. Unless otherwise required by law or the Certificate of Incorporation, the holders of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. The stockholders present at a duly called meeting at which a quorum is present may continue to transact business notwithstanding the withdrawal of enough stockholders to leave less than a quorum. If a quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, in the manner provided in Section 7, until a quorum shall be present or represented.

        Section 9. Voting. Except as otherwise provided by law, the Certificate of Incorporation or these by-laws, all action taken by the holders of a majority of the voting power represented at any meeting at which a quorum is present shall be valid and binding upon the Corporation; provided, however, that directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Unless otherwise provided in the Certificate of Incorporation, and subject to Section 5 of Article V hereof, each stockholder represented at a meeting of stockholders shall be entitled to cast one vote for each share of the capital stock entitled to vote thereat held by such stockholder. The board of directors, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in such officer's discretion, may require that any votes cast at such meeting shall be cast by written ballot.

        Section 10. Proxies. Unless otherwise provided in the Certificate of Incorporation, each stockholder shall, at every meeting of the stockholders, be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, except that no proxy shall be voted on or after eleven (11) months from its date, unless such proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy shall be deemed signed if the stockholder's name is placed on the proxy by the stockholder or the stockholder's attorney-in-fact (whether by manual signature, electronic transmission or other means permitted by law, provided that any such means shall allow the inspector or inspectors of election to determine that such transmission was authorized by the stockholder). A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.

        Section 11. Inspectors of Election. The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector(s) shall: (1) ascertain the number of shares outstanding and the voting power of each; (2) determine the shares represented at a meeting and the validity of the proxies or ballots; (3) count all votes and ballots; (4) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and (5) certify the determination of the number of shares represented at the meeting, and the count of all votes and ballots. The inspector(s) may appoint or retain other persons or entities to assist the inspector(s) in the performance of the duties of the inspector(s).

        Section 12. List of Stockholders Entitled to Vote. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder of the Corporation who is present.

        Section 13. Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 12 of this Article II or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

        Section 14. Conduct of Meetings. The board of directors of the Corporation may adopt by resolution such rules and regulations for the conduct of the meeting of the stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the board of directors, the chairman of any meeting of the stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the board of directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (iii) rules and procedures for maintaining order at the meeting and the safety of those present; (iv) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (v) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (vi) limitations on the time allotted to questions or comments by participants.

                                   ARTICLE III
                                    DIRECTORS

        Section 1. Number and Election of Directors. The board of directors shall consist of not less than three (3) nor more than seven (7) members, the exact number of which shall be fixed from time to time by the board of directors. Any director may resign at any time upon written notice to the Corporation. Directors need not be stockholders.

        Section 2. Vacancies. Unless otherwise required by law or the Certificate of Incorporation, vacancies arising through death, resignation, removal, an increase in the number of directors or otherwise may be filled only by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and qualified, or until their earlier death, resignation or removal.

        Section 3. Duties and Powers. The business and affairs of the Corporation shall be managed by or under the direction of the board of directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these by-laws required to be exercised or done by the stockholders.

        Section 4. Meetings. The board of directors may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the board of directors may be held without notice at such time and at such place as may from time to time be determined by the board of directors. Special meetings of the board of directors may be called by the chairman, if there be one, or the president. Notice thereof stating the place, date and hour of the meeting shall be given to each director either by mail not less than forty-eight (48) hours before the date of the meeting, by telephone, electronic transmission or any other means permitted by law on twenty-four (24) hours' notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.

        Section 5. Quorum. Except as otherwise required by law or the Certificate of Incorporation, at all meetings of the board of directors, a majority of the entire board of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall be present. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting. As used in this
Section 5, the term "entire board of directors" means the total number of directors which the Corporation would have if there were no vacancies.

        Section 6. Actions by Written Consent. Unless otherwise provided in the Certificate of Incorporation or these by-laws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all the members of the board of directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board of directors or committee.

        Section 7. Meetings by Means of Conference Telephone. Unless otherwise provided in the Certificate of Incorporation, members of the board of directors of the Corporation, or any committee thereof, may participate in a meeting of the board of directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this
Section 7 shall constitute presence in person at such meeting.

        Section 8. Committees. The board of directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The board of directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the board of directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any absent or disqualified member. Any committee, to the extent permitted by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Each committee shall keep regular minutes and report to the board of directors when required.

        Section 9. Compensation. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director, payable in cash or securities. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

        Section 10. Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board of directors or committee thereof which authorizes the contract or transaction, or solely because the director or officer's vote is counted for such purpose if (i) the material facts as to the director or officer's relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board of directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to the director or officer's relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the board of directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.

                                   ARTICLE IV
                                    OFFICERS

        Section 1. General. The officers of the Corporation shall be chosen by the board of directors and shall be a president, a secretary and a chief financial officer or treasurer. The board of directors, in its discretion, also may choose a chairman of the board (who must be a director) and one or more vice presidents, assistant secretaries, assistant treasurers and such other officers as the board of directors shall deem appropriate. Any number of offices may be held by the same person, unless otherwise prohibited by law or the Certificate of Incorporation. The officers of the Corporation need not be stockholders of the Corporation nor, except in the case of the chairman of the board, need such officers be directors of the Corporation.

        Section 2. Election. The board of directors, at its first meeting held after each annual meeting of stockholders, shall elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board of directors; and all officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier death, resignation or removal. Any officer elected by the board of directors may be removed at any time by the affirmative vote of the board of directors. Any vacancy occurring in any office of the Corporation shall be filled by the board of directors. The compensation of all officers of the Corporation shall be fixed by, or in the manner determined by, the board of directors.

        Section 3. Chairman of the Board. The chairman of the board, if such an officer be elected, shall, if present, preside at meetings of the board of directors and exercise and perform such other powers and duties as may from time to time be assigned by the board of directors or as may be prescribed by these by-laws. If there is no president, then the chairman of the board shall also be the chief executive officer of the Corporation and shall have the powers and duties prescribed in Section 4 of these by-laws.

        Section 4. President. Subject to such supervisory powers, if any, as may be given by the board of directors to the chairman of the board, if there be such an officer, the president shall be the chief executive officer of the Corporation and shall be subject to the control of the board of directors, have general supervision, direction, and control of the business and the officers of the Corporation. He shall preside at all meetings of the stockholders and, in the absence or nonexistence of a chairman of the board, at all meetings of the board of directors. He shall have the general powers and duties of management usually vested in the office of president of a Corporation, and shall have such other powers and duties as may be prescribed by the board of directors or these by-laws.

        Section 5. Vice Presidents. In the absence or disability of the president, the vice presidents, if any, in order of their rank as fixed by the board of directors or, if not ranked, a vice president designated by the board of directors, shall perform all the duties of the president and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the board of directors, these by-laws, the president or the chairman of the board.

        Section 6. Secretary. The secretary shall keep or cause to be kept, at the principal executive office of the Corporation or such other place as the board of directors may direct, a book of minutes of all meetings and actions of directors, committees of directors and stockholders. The secretary shall keep, or cause to be kept, at the principal executive office of the Corporation or at the office of the Corporation's transfer agent or registrar, as determined by resolution of the board of directors, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares, and the number and date of cancellation of every certificate surrendered for cancellation. The secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the board of directors required to be given by law or by these by-laws and shall have such other powers and perform such other duties as may be prescribed by the board of directors or by these by-laws.

        Section 7. Treasurer. The treasurer shall be the chief financial officer of the Corporation. The treasurer shall keep and maintain, or cause to be keep and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares. The treasurer shall deposit all money and other valuables in the name and to the credit of the Corporation with such depositaries as may be designated by the board of directors. The treasurer shall disburse the funds of the Corporation as may be ordered by the board of directors, shall render to the president and directors, whenever they request it, an account of all transactions as treasurer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the board of directors or these by-laws.

        Section 8. Assistant Secretaries. Assistant secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the board of directors, the president, any vice president, or the secretary, and in the absence of the secretary or in the event of the secretary's disability or refusal to act, shall perform the duties of the secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the secretary.

        Section 9. Assistant Treasurers. Assistant treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the board of directors, the president, any vice president, or the treasurer, and in the absence of the treasurer or in the event of the treasurer's disability or refusal to act, shall perform the duties of the treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the treasurer.

        Section 10. Other Officers. Such other officers as the board of directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the board of directors. The board of directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

        Section 11. Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the president or any vice president or any other officer authorized to do so by the board of directors and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The board of directors may, by resolution, from time to time confer like powers upon any other person or persons.

                                    ARTICLE V
                                      STOCK

        Section 1. Form of Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate signed, in the name of the Corporation (i) by the chairman of the board, the president or a vice president and (ii) by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the Corporation, certifying the number of shares owned by such stockholder in the Corporation.

        Section 2. Signatures. Any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

        Section 3. Lost Certificates. The board of directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or the owner's legal representative, to advertise the same in such manner as the board of directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of such new certificate.

        Section 4. Transfers. Stock of the Corporation shall be transferable in the manner prescribed by law and in these by-laws. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by such person's attorney lawfully constituted in writing and upon the surrender of the certificate therefor, which shall be cancelled before a new certificate shall be issued. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

        Section 5. Record Date.

               (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the board of directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

               (b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

        Section 6. Record Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of stocks to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of stocks, and shall not be bound to recognize any equitable or other claim to or interest in such stock or stocks on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by law.

                                   ARTICLE VI
                                     NOTICES

        Section 1. Notices. Whenever written notice is required by law, the Certificate of Incorporation or these by-laws, to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at such person's address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same is received. Written notice may also be given by facsimile, telex or any other means permitted by law.

        Section 2. Waivers of Notice. Whenever any notice is required by law, the Certificate of Incorporation or these by-laws, to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting, present in person or represented by proxy, shall constitute a waiver of notice of such meeting, except where the person attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

                                   ARTICLE VII
                               GENERAL PROVISIONS

        Section 1. Dividends. Dividends upon the capital stock of the Corporation, subject to the requirements of the law and the provisions of the Certificate of Incorporation, if any, may be declared by the board of directors at any regular or special meeting of the board of directors (or any action by written consent in lieu thereof in accordance with Section 6 of Article III hereof), and may be paid in cash, in property, or in stocks of the Corporation's capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the board of directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the board of directors may modify or abolish any such reserve.

        Section 2. Disbursements. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

        Section 3. Fiscal Year. The fiscal year of the Corporation shall be the calendar year.

                                  ARTICLE VIII
                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Section 1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in or called as a witness in any Proceeding (as hereinafter defined) because he or she is an Indemnified Person (as hereinafter defined), shall be indemnified and held harmless by the Corporation to the fullest extent permitted under the Delaware General Corporation Law (the "DGCL"), as the same now exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than the DGCL permitted the Corporation to provide prior to such amendment). Such indemnification shall cover all expenses incurred by an Indemnified Person (including, but not limited to, attorneys' fees and other expenses of litigation) and all liabilities and losses (including, but not limited to, judgments, fines, ERISA or other excise taxes or penalties and amounts paid or to be paid in settlement) incurred by such person in connection therewith.

        Notwithstanding the foregoing the Corporation shall indemnify an Indemnified Person in connection with a Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was authorized by the board of directors of the Corporation.

        For purposes of this Article:

               (i) a "Proceeding" is an action, suit or proceeding, whether civil, criminal, administrative or investigative, and any appeal therefrom;

               (ii) an "Indemnified Person" is a person who is, was, or had agreed to become a director or an officer or a Delegate, as defined herein, of the Corporation or the legal representative of any of the foregoing; and

               (iii) a "Delegate" is a person serving at the request of the Corporation or a subsidiary of the Corporation as a director, trustee, fiduciary, or officer of such subsidiary or of another Corporation, partnership, joint venture, trust or other enterprise.

        Section 2. Miscellaneous.

               (a) Non-Exclusivity of Rights. The rights conferred on any person by this Article shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise. The board of directors shall have the authority, by resolution, to provide for such indemnification of employees or agents of the

Corporation or others and for such other indemnification of directors, officers or Delegates as it shall deem appropriate.

               (b) Insurance, Contracts and Funding. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee, or agent of, or person serving in any other capacity with, the Corporation or another Corporation, partnership, joint venture, trust or other enterprise against any expenses, liabilities or losses, whether or not the Corporation would have the power to indemnify such person against such expenses, liabilities or losses under the DGCL. The Corporation may enter into contracts with any director, officer or Delegate of the Corporation in furtherance of the provisions of this Article and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect the advancing of expenses and indemnification as provided in this Article.

               (c) Contractual Nature. The provisions of this Article shall be applicable to all Proceedings commenced or continuing after its adoption, whether such arise out of events, acts or omissions which occurred prior or subsequent to such adoption, and shall continue as to a person who has ceased to be a director, officer or Delegate and shall inure to the benefit of the heirs, executors and administrators of such person. This Article shall be deemed to be a contract between the Corporation and each person who, at any time that this
Article is in effect, serves or agrees to serve in any capacity which entitles such person to indemnification hereunder and any repeal or other modification of this Article or any repeal or modification of the DGCL or any other applicable law shall not limit any Indemnified Person's entitlement to indemnification under this Article for Proceedings then existing or later arising out of events, acts or omissions occurring prior to such repeal or modification, including, without limitation, the right to indemnification for Proceedings commenced after such repeal or modification to enforce this Article with regard to Proceedings arising out of acts, omissions or events occurring prior to such repeal or modification.

               (d) Severability. If this Article or any portion hereof shall be invalidated or held to be unenforceable on any ground by any court of competent jurisdiction, the decision of which shall not have been reversed on appeal, such invalidity or unenforceability shall not affect the other provisions hereof, and this Article shall be construed in all respects as if such invalid or unenforceable provisions had been omitted therefrom.

                                   ARTICLE IX
                                   AMENDMENTS

        Section 1. Amendments. The board of directors may from time to time make, amend, supplement or repeal the by-laws; provided, however, that the stockholders may change or repeal any by-law adopted by the board of directors by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote; and, provided further, that no amendment or supplement to the by-laws adopted by the board of directors shall vary or conflict with any amendment or supplement thus adopted by the stockholders.

                          PHARMCHEM LABORATORIES, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                   ANNUAL MEETING OF SHAREHOLDERS MAY 16, 2000


     The undersigned shareholder of PharmChem Laboratories, Inc., a California corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated April 16, 2000, and hereby appoints Joseph W. Halligan and David A. Lattanzio, and each of them individually, proxy and attorney-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Shareholders of PHARMCHEM LABORATORIES, INC., to be held on May 16, 2000 at 10:00 a.m. local time, at the Sheraton Hotel, 1100 North Mathilda Avenue, Sunnyvale, California 94089 and at any adjournment(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present on the matters set forth below.

     THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR LISTED ON THE REVERSE SIDE, FOR THE PROPOSAL TO CHANGE THE STATE OF INCORPORATION FROM CALIFORNIA TO DELAWARE, AND FOR THE APPOINTMENT OF KPMG LLP AS INDEPENDENT PUBLIC ACCOUNTANTS AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

     Either of such attorneys or substitutes shall have and may exercise all of the powers of said attorneys-in-fact hereunder.

                     (TO BE MARKED, DATED AND SIGNED BELOW)

   MAIL THIS PROXY BALLOT IN THE ENCLOSED SELF-ADDRESSED STAMPED ENVELOPE TO:

                        CHASEMELLON SHAREHOLDER SERVICES
                                PROXY PROCESSING
                        C/O PHARMCHEM LABORATORIES, INC.
                              1505 A O'BRIEN DRIVE
                       MENLO PARK, CALIFORNIA 94025-1435

                                                               Please mark
                                                               your votes as
                                                               indicated in
                                                               this sample. [X]

                                                                          WITHHELD
                                                                FOR       FOR ALL
1.   ELECTION OF DIRECTORS:                                     [ ]         [ ]
     Nominees:   Joseph W. Halligan, Richard D. Irwin,
     Donald R. Stroben


     WITHHELD FOR: (Write that nominee's name in the space provided below.)

     -----------------------------------------------

2.   PROPOSAL TO CHANGE THE STATE OF INCORPORATION FROM         FOR       AGAINST      ABSTAIN
     CALIFORNIA TO DELAWARE                                     [ ]         [ ]          [ ]

 3.  PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP             FOR       AGAINST      ABSTAIN
     as independent public accountants for the company          [ ]         [ ]          [ ]
     for the 2000 fiscal year

 4.  Upon such other matters as may properly come               FOR       AGAINST      ABSTAIN
     before the meeting or any adjournments or                  [ ]         [ ]          [ ]
     postponements thereof

           Check here if you plan to attend the Annual Meeting. [ ]

                                       PLEASE COMPLETE, DATE AND SIGN THIS PROXY
                                     AND RETURN IT IN THE ACCOMPANYING ENVELOPE.


Signature(s)                                              Date
            -------------------------------------------        -----------------
NOTE: Please sign exactly as your name appears on this proxy. If signing for an estate, trust or corporation, your title and capacity should be stated. If shares are held jointly, each holder should sign.

               TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE.